Issuer Free Writing Prospectus
Filed pursuant to Rule 433
Registration No. 333-137902
Dated: April 3, 2009

[GRAPHIC OMITTED]

Global Markets Equity
Proprietary Indices

Monthly Report - April 2009

                                                                        slide00

GME Indices Review
(as of 31st March 2009)

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TABLE OF CONTENTS
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Performance Summary
Deutsche Bank CROCI Indices                                                    2
Deutsche Bank Evergreen Indices                                                2
Deutsche Bank Alpha Indices                                                    3
Deutsche Bank Multi-Asset Indices                                              4
Deutsche Bank Specialised Indices                                              4
Deutsche Bank Islamic Indices                                                  5
Monthly Reviews
---------------
Deutsche Bank CROCI US+ Index                                                  6
Deutsche Bank CROCI US Plus II Index                                           7
Deutsche Bank CROCI Euro+ Index                                                8
Deutsche Bank CROCI Euro II Index                                              9
Deutsche Bank CROCI Japan+ Index                                              10
Deutsche Bank CROCI Japan II Index                                            11
Deutsche Bank US Growth Total Return Index                                    12
Deutsche Bank US Value Total Return Index                                     13
Deutsche Bank Euro Growth Total Return Index                                  14
Deutsche Bank Euro Value Total Return Index                                   15
Deutsche Bank UK Growth Total Return Index                                    16
Deutsche Bank UK Value Total Return Index                                     17
Deutsche Bank Japan Growth Total Return Index                                 18
Deutsche Bank Japan Value Total Return Index                                  19
S&P X-Alpha Total Return USD Index                                            20
S&P X-Alpha Excess Return USD Index                                           21
Deutsche Bank X-Alpha Total Return USD Index                                  22
Deutsche Bank X-Alpha Excess Return USD Index                                 23
DBIQ ImpAct Dollar Equity Volatility (Bid) Index                              24
Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index                        25
Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index                       26
Deutsche Bank US ValueGrowth Select Index                                     27
Deutsche Bank ValueGrowth Select Total Return Index                           28
Deutsche Bank Global Yield US Total Return Index                              29
Deutsche Bank Global Yield Euro Total Return Index                            30
Deutsche Bank Global Yield AP Total Return Index                              31
Deutsche Bank E-REV Europe Total Return Index                                 32
Deutsche Bank E-REV Japan Total Return Index                                  33
Deutsche Bank SectorLeader Total Return Index                                 34
Deutsche Bank ChinaOpportunity USD Total Return Index                         35
Deutsche Bank Islamic US EquityBuilder Total Return Index                     36
Deutsche Bank Islamic Europe EquityBuilder Total Return Index                 37
Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index           38
Deutsche Bank Islamic Global Pacific EquityBuilder Total Return Index         39

                                                                        slide01

GME Indices Performance Summary
(as of 31st March 2009)
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DEUTSCHE BANK CROCI INDICES
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DEUTSCHE Bank CROCI US+ Index
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Bloomberg: CROCI                                                                               Annualised
                                                                                ----------------------------------------
                                             1 Month 3 Months   6 Months     YTD     1 year   3 years  5 years  10 years
CROCI US+ Index                                 9.4%    -6.5%     -27.1%   -6.5%     -35.7%    -10.5%    -0.4%      6.7%
S&P 500 Index (TR)                              8.8%   -11.0%     -30.5%  -11.0%     -38.1%    -13.0%    -4.8%     -3.0%
S&P 500/Citigroup Value Index (TR)              9.9%   -16.1%     -36.1%  -16.1%     -44.0%    -16.0%    -5.7%     -1.9%
Excess Return vs S&P 500 Index (TR)             0.7%     4.6%       3.5%    4.6%       2.4%      2.6%     4.4%      9.7%
Excess Return vs S&P 500/Citigroup Value
Index (TR)                                     -0.5%     9.6%       9.0%    9.6%       8.3%      5.5%     5.3%      8.6%

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DEUTSCHE Bank CROCI US Plus II Index
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Bloomberg: DBUSCPII                                                                            Annualised
                                                                                ----------------------------------------
                                            1 Month  3 Months   6 Months     YTD     1 year   3 years  5 years  10 years
CROCI US Plus II Index                         9.2%     -4.8%     -21.8%   -4.8%     -28.9%     -7.0%     1.9%      7.9%
S&P 500 Index (TR)                             8.8%    -11.0%     -30.5%  -11.0%     -38.1%    -13.0%    -4.8%     -3.0%
S&P 500/Citigroup Value Index (TR)             9.9%    -16.1%     -36.1%  -16.1%     -44.0%    -16.0%    -5.7%     -1.9%
Excess Return vs S&P 500 Index (TR)            0.4%      6.2%       8.7%    6.2%       9.2%      6.1%     6.7%     10.9%
Excess Return vs S&P 500/Citigroup Value
Index (TR)                                    -0.7%     11.3%      14.3%   11.3%      15.1%      9.0%     7.7%      9.8%

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DEUTSCHE Bank CCROCI Euro+ Index
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Bloomberg: CRCEU                                                                               Annualised
                                                                                ----------------------------------------
                                             1 Month 3 Months   6 Months     YTD        1 year   3 years 5 years 10 years
CROCI Euro+ Index                               4.8%   -10.9%     -25.0%  -10.9%        -37.4%    -12.8%    0.9%     4.5%
EuroSTOXX 50 Index (TR)                         4.9%   -15.1%     -31.2%  -15.1%        -40.8%    -16.3%   -3.2%    -3.2%
MSCI EMU Index (TR)                             4.5%   -13.0%     -31.6%  -13.0%        -43.1%    -16.9%   -2.8%      N/A
Excess Return vs EuroSTOXX 50 Index (TR)        0.0%     4.2%       6.2%    4.2%          3.4%      3.5%    4.1%     7.7%
Excess Return vs MSCI EMU Index (TR)            0.3%     2.1%       6.6%    2.1%          5.7%      4.1%    3.7%      N/A

------------------------------------------------------------------------- -------------------------------- ------- --------
DEUTSCHE Bank CROCI Euro II Index
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Bloomberg: DBEECRII                                                                            Annualised
                                                                                ----------------------------------------
                                             1 Month 3 Months   6 Months     YTD        1 year   3 years 5 years 10 years
CROCI Euro II Index                             4.6%    -8.4%     -23.1%   -8.4%        -34.1%    -10.8%    2.4%     5.2%
EuroSTOXX 50 Index (TR)                         4.9%   -15.1%     -31.2%  -15.1%        -40.8%    -16.3%   -3.2%    -3.2%
MSCI EMU Index (TR)                             4.5%   -13.0%     -31.6%  -13.0%        -43.1%    -16.9%   -2.8%      N/A
Excess Return vs EuroSTOXX 50 Index (TR)       -0.3%     6.8%       8.1%    6.8%          6.7%      5.5%    5.6%     8.4%
Excess Return vs MSCI EMU Index (TR)            0.1%     4.6%       8.5%    4.6%          9.0%      6.2%    5.1%      N/A

------------------------------------------------------------------------- ------------------------------- ------- ---------
DEUTSCHE Bank CROCI Japan+ Index
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Bloomberg: CRCJP                                                                               Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD         1 year   3 years5 years10 years
CROCI Japan+ Index                               6.0%     2.2%     -27.1%   2.2%         -34.8%    -19.1%  -5.5%    0.3%
TOPIX 100 Index (TR)                             2.3%    -9.5%     -31.9%  -9.5%         -37.8%    -22.7%  -7.8%   -5.5%
MSCI Japan Index (TR)                            3.5%    -8.8%     -29.0%  -8.8%         -36.3%    -21.9%  -6.3%   -4.2%
Excess Return vs TOPIX 100 Index (TR)            3.8%    11.6%       4.8%  11.6%           3.0%      3.5%   2.3%    5.8%
Excess Return vs MSCI Japan Index (TR)           2.5%    10.9%       2.0%  10.9%           1.5%      2.8%   0.8%    4.5%

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DEUTSCHE Bank CROCI Japan II Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBAPCRII                                                                            Annualised
                                                                                ----------------------------------------
                                             1 Month 3 Months   6 Months     YTD       1 year   3 years 5 years 10 years
CROCI Japan II Index                            7.2%     4.6%     -24.9%    4.6%       -32.3%    -17.5%   -4.4%     0.9%
TOPIX 100 Index (TR)                            2.3%    -9.5%     -31.9%   -9.5%       -37.8%    -22.7%   -7.8%    -5.5%
MSCI Japan Index (TR)                           3.5%    -8.8%     -29.0%   -8.8%       -36.3%    -21.9%   -6.3%    -4.2%
Excess Return vs TOPIX 100 Index (TR)           5.0%    14.0%       7.0%   14.0%         5.5%      5.1%    3.4%     6.4%
Excess Return vs MSCI Japan Index (TR)          3.7%    13.3%       4.1%   13.3%         4.0%      4.4%    1.9%     5.1%

-------------------------------
DEUTSCHE BANK EVERGREEN INDICES
-------------------------------
DEUTSCHE Bank US Growth Total Return Index
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Bloomberg: DBUSUSG                                                                             Annualised
                                                                                ----------------------------------------
                                             1 Month 3 Months   6 Months     YTD       1 year   3 years 5 years 10 years
US Growth Index                                 9.4%    -3.0%     -30.0%   -3.0%       -40.7%    -15.9%   -3.1%     0.5%
S&P 500/Citigroup Growth Index (TR)             7.8%    -6.2%     -25.2%   -6.2%       -32.2%    -10.3%   -4.0%    -4.4%
S&P 500 Index (TR)                              8.8%   -11.0%     -30.5%  -11.0%       -38.1%    -13.0%   -4.8%    -3.0%
Excess Return vs S&P 500/Citigroup
Growth Index (TR)                               1.6%     3.2%      -4.9%    3.2%        -8.5%     -5.6%    0.9%     4.9%
Excess Return vs S&P 500 Index (TR)             0.7%     8.0%       0.5%    8.0%        -2.6%     -2.9%    1.7%     3.5%

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DEUTSCHE Bank US Value Total Return Index
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Bloomberg: DBUSUSV                                                                             Annualised
                                                                                ----------------------------------------
                                             1 Month 3 Months   6 Months     YTD       1 year   3 years 5 years 10 years
US Value Index                                 11.5%    -4.8%     -23.5%   -4.8%       -35.5%    -13.8%   -1.2%     4.2%
S&P 500/Citigroup Value Index (TR)              9.9%   -16.1%     -36.1%  -16.1%       -44.0%    -16.0%   -5.7%    -1.9%
S&P 500 Index (TR)                              8.8%   -11.0%     -30.5%  -11.0%       -38.1%    -13.0%   -4.8%    -3.0%
Excess Return vs S&P 500/Citigroup Value
Index (TR)                                      1.6%    11.3%      12.6%   11.3%         8.5%      2.2%    4.6%     6.1%
Excess Return vs S&P 500 Index (TR)             2.8%     6.2%       7.0%    6.2%         2.5%     -0.7%    3.6%     7.2%

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DEUTSCHE Bank Euro Growth Total Return Index
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Bloomberg: DBEEEUGR                                                                            Annualised
                                                                                ----------------------------------------
                                             1 Month 3 Months   6 Months     YTD       1 year   3 years 5 years 10 years
Euro Growth Index                               5.4%    -9.5%     -23.8%   -9.5%       -36.1%    -12.8%    0.7%     0.8%
EuroSTOXX Large Cap Growth Index (TR)           4.7%   -13.0%     -28.7%  -13.0%       -40.5%    -15.7%   -4.7%    -4.4%
EuroSTOXX Large Euro Return Index (TR)          4.7%   -14.3%     -31.7%  -14.3%       -42.6%    -16.9%   -3.2%      N/A
Excess Return vs EuroSTOXX Large Cap
Growth Index (TR)                               0.7%     3.5%       4.9%    3.5%         4.5%      2.9%    5.5%     5.2%
Excess Return vs EuroSTOXX Large Euro
Return Index (TR)                               0.7%     4.9%       8.0%    4.9%         6.6%      4.2%    3.9%      N/A
Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details.
Past performance is no guarantee of future results.
------------------------------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                                           2

                                                                        slide02

GME Indices Performance Summary
(as of 31st March 2009)
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DEUTSCHE Bank Euro Value Total Return Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBEEEUVA                                                                           Annualised
                                                                                   -------------------------------------
                                             1 Month 3 Months   6 Months     YTD   1 year   3 years   5  years  10 years
Euro Value Index                                5.1%   -19.7%     -39.0%  -19.7%   -50.3%    -21.0%      -4.7%     -0.1%
EuroSTOXX Large Cap Value Index (TR)            5.7%   -13.4%     -33.5%  -13.4%   -47.9%    -19.5%      -3.8%     -5.0%
EuroSTOXX Large Euro Return Index (TR)          4.7%   -14.3%     -31.7%  -14.3%   -42.6%    -16.9%      -3.2%       N/A
Excess Return vs EuroSTOXX Large Cap
Value Index (TR)                               -0.6%    -6.3%      -5.5%   -6.3%    -2.4%      1.5%      -0.9%      4.9%
Excess Return vs EuroSTOXX Large Euro
Return Index (TR)                               0.4%    -5.4%      -7.3%   -5.4%    -7.6%     -4.0%      -1.5%       N/A

------------------------------------------------------------------------------------------------------------------------
DEUTSCHE Bank UK Growth Total Return Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBEEUKGT                                                                           Annualised
                                                                                  -----------------------------------------
                                             1 Month 3 Months   6 Months     YTD    1 year   3 years   5 years  10 years
UK Growth Index                                 5.8%    10.5%       4.7%   10.5%    -12.2%     -7.4%      6.7%      5.9%
FTSE 100 Index (TR)                             3.0%   -10.3%     -18.1%  -10.3%    -28.2%     -9.7%      1.4%     -1.5%
MSCI UK Growth Index (TR)                       3.0%    -5.5%     -16.2%   -5.5%    -26.8%     -7.2%      2.1%     -2.1%
Excess Return vs FTSE 100 Index (TR)            2.9%    20.8%      22.8%   20.8%     15.9%      2.3%      5.3%      7.4%
Excess Return vs MSCI UK Growth Index (TR)      2.9%    16.0%      20.9%   16.0%     14.6%     -0.1%      4.6%     8.0%

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DEUTSCHE Bank UK Growth Total Return Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBEEUKVT                                                                            Annualised
                                                                                    ------------------------------------
                                              1 Month 3 Months   6 Months     YTD   1 year  3 years    5 years  10 years
UK Value Index                                  20.2%    15.7%       2.9%   15.7%   -30.7%   -16.0%      -0.3%      5.4%
FTSE 100 Index (TR)                              3.0%   -10.3%     -18.1%  -10.3%   -28.2%    -9.7%       1.4%     -1.5%
MSCI UK Value Index (TR)                         3.3%   -16.8%     -22.4%  -16.8%   -32.2%   -13.5%      -0.6%     -1.3%
Excess Return vs FTSE 100 Index (TR)            17.2%    26.0%      21.0%   26.0%    -2.6%    -6.3%      -1.7%      6.9%
Excess Return vs MSCI UK Value Index (TR)       16.8%    32.5%      25.3%   32.5%     1.4%    -2.5%       0.3%      6.7%

------------------------------------------------------------------------------------------------------------------------
DEUTSCHE Bank Japan Growth Total Return Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBAPJGT                                                                             Annualised
                                                                                    ------------------------------------
                                              1 Month 3 Months   6 Months    YTD    1 year  3 years   5 years   10 years
Japan Growth Index                              -0.2%    -8.7%     -30.9%  -8.7%    -41.7%   -25.3%     -7.6%      -3.5%
TOPIX 100 Index (TR)                             2.3%    -9.5%     -31.9%  -9.5%    -37.8%   -22.7%     -7.8%      -5.5%
MSCI Japan Growth Index (TR)                     3.0%   -12.9%     -35.0% -12.9%    -42.6%   -26.6%     -9.9%      -8.0%
Excess Return vs TOPIX 100 Index (TR)           -2.5%     0.8%       1.0%   0.8%     -3.9%    -2.6%      0.2%       1.9%
Excess Return vs MSCI Japan Growth Index
(TR)                                            -3.2%     4.2%       4.0%   4.2%      0.9%     1.3%      2.4%       4.4%

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DEUTSCHE Bank Japan Value Total Return Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBAPJVT                                                                             Annualised
                                                                                    ------------------------------------
                                              1 Month 3 Months   6 Months    YTD    1 year    3 years   5 years 10 years
Japan Value Index                                6.4%    -3.4%     -29.8%  -3.4%    -39.9%     -19.7%     -4.2%     3.2%
TOPIX 100 Index (TR)                             2.3%    -9.5%     -31.9%  -9.5%    -37.8%     -22.7%     -7.8%    -5.5%
MSCI Japan Value Index (TR)                      3.1%    -5.3%     -23.7%  -5.3%    -30.0%     -17.8%     -2.9%    -0.8%
Excess Return vs TOPIX 100 Index (TR)            4.1%     6.0%       2.1%   6.0%     -2.1%       3.0%      3.6%     8.7%
Excess Return vs MSCI Japan Value Index
(TR)                                             3.2%     1.9%      -6.0%   1.9%     -9.9%      -1.9%     -1.3%     4.0%
---------------------------
DEUTSCHE BANK ALPHA INDICES
---------------------------
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S&P X-Alpha Return USD Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: SPXADT                                                                              Annualised
                                                                                    ------------------------------------
                                              1 Month 3 Months   6 Months    YTD    1 year   3 years  5 years   10 years
S&P X-Alpha TR Index                             1.2%     5.2%       4.9%   5.2%     -0.2%    1.4%       7.7%       9.3%
MSCI World Index (TR)                            7.5%   -11.9%     -31.1% -11.9%    -42.6%   -13.8%     -3.5%      -2.2%
HFRX USD Equity Market Neutral Index (TR)       -1.6%    -2.5%      -3.7%  -2.5%     -3.6%    1.1%       0.7%        N/A
Excess Return vs MSCI World Index (TR)          -6.3%    17.1%      36.0%  17.1%     42.4%   15.1%      11.2%      11.5%
Excess Return vs HFRX USD Equity Market
Neutral Index (TR)                               2.8%     7.7%       8.6%   7.7%      3.5%    0.3%       7.0%        N/A
------------------------------------------------------------------------------------------------------------------------
S&P X-Alpha Excess Return USD Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: SPXADE                                                                                Annualised
                                                                                    ------------------------------------
                                              1 Month 3 Months   6 Months    YTD    1 year   3 years   5 years  10 years
S&P X-Alpha ER Index                             1.2%     5.1%       4.7%   5.1%     -1.3%    -2.2%       4.3%      5.7%
MSCI World Index (TR)                            7.5%   -11.9%     -31.1% -11.9%    -42.6%   -13.8%      -3.5%     -2.2%
HFRX USD Equity Market Neutral Index (TR)       -1.6%    -2.5%      -3.7%  -2.5%     -3.6%     1.1%       0.7%       N/A
Excess Return vs MSCI World Index (TR)          -6.3%    17.1%      35.8%  17.1%     41.2%    11.5%       7.8%      8.0%
Excess Return vs HFRX USD Equity Market
Neutral Index (TR)                               2.8%     7.6%       8.4%   7.6%      2.3%    -3.8%       3.6%       N/A
------------------------------------------------------------------------------------------------------------------------
Deutsche Bank X-Alpha Total Return USD Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBGLXAT                                                                               Annualised
                                                                                    ------------------------------------
                                              1 Month 3 Months   6 Months    YTD    1 year   3 years   5 years  10 years
X-Alpha TR Index                                 1.4%     4.6%       3.8%   4.6%     -1.0%      1.0%      7.6%      9.5%
MSCI World Index (TR)                            7.5%   -11.9%     -31.1% -11.9%    -42.6%     -13.8%    -3.5%     -2.2%
HFRX USD Equity Market Neutral Index (TR)       -1.6%    -2.5%      -3.7%  -2.5%     -3.6%      1.1%      0.7%       N/A
Excess Return vs MSCI World Index (TR)          -6.2%    16.6%      34.9%  16.6%     41.6%     14.7%     11.1%     11.7%
Excess Return vs HFRX USD Equity Market
Neutral Index (TR)                               2.9%     7.1%       7.5%   7.1%      2.7%     -0.1%      6.9%       N/A
------------------------------------------------------------------------------------------------------------------------
Deutsche Bank X-Alpha Excess Return USD Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBGLXAE                                                                                Annualised
                                                                                    ------------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year  3 years   5 years  10 years
X-Alpha ER Index                                 1.3%     4.6%       3.6%   4.6%      -2.1%    -2.6%      4.2%      6.0%
MSCI World Index (TR)                            7.5%   -11.9%     -31.1% -11.9%     -42.6%   -13.8%     -3.5%     -2.2%
HFRX USD Equity Market Neutral Index (TR)       -1.6%    -2.5%      -3.7%  -2.5%      -3.6%     1.1%      0.7%       N/A
Excess Return vs MSCI World Index (TR)          -6.2%    16.5%      34.7%  16.5%      40.5%    11.1%      7.7%      8.2%
Excess Return vs HFRX USD Equity Market
Neutral Index (TR)                               2.9%     7.1%       7.3%   7.1%       1.5%    -3.7%       3.5%      N/A
Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details.
Past performance is no guarantee of future results.
------------------------------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                                           3

                                                                        slide03

GME Indices Performance Summary
(as of 31st March 2009)
------------------------------------------------------------------------------------------------------------------------
DBIQ ImpAct Doller Equity Volatility (Bid) Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBVEUSDB                                                                        Annualised
                                                                                -------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year  3 years   5 years
ImpAct Dollar Equity Volatility Index           -0.4%     0.5%     -12.1%   0.5%     -24.9%    -8.7%     -0.2%
S&P 500 Index (TR)                               8.8%   -11.0%     -30.5% -11.0%     -38.1%   -13.0%     -4.8%
iBoxx USD Treasury Index (TR)                    2.2%    -2.2%       7.4%  -2.2%       7.6%     8.5%      5.5%
Excess Return vs S&P 500 Index (TR)             -9.2%    11.5%      18.5%  11.5%      13.1%     4.4%      4.6%
Excess Return vs iBoxx USD Treasury Index
(TR)                                            -2.6%     2.7%     -19.4%   2.7%     -32.5%   -17.2%     -5.6%
----------------------------------
DEUTSCHE BANK MULTI-ASSET INDICES
----------------------------------
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Deutsche Bank Liquid Alpha USD 5 Total Return $1 Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBLAUT5J                                                                        Annualised
                                                                                -------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year  3 years    5 years
Liquid Alpha USD 5 TR Index                      0.7%     3.3%      -1.9%   3.3%      -4.6%     4.1%      8.0%
MSCI World Index (TR)                            7.6%   -11.8%     -30.9% -11.8%     -42.2%   -13.3%     -3.0%
iBoxx USD Treasury Index (TR)                    2.2%    -2.2%       7.4%  -2.2%       7.6%     8.5%      5.5%
Excess Return vs MSCI World Index (TR)          -6.9%    15.1%      29.0%  15.1%      37.5%    17.3%     11.0%
Excess Return vs iBoxx USD Treasury Index
(TR)                                            -1.5%     5.5%      -9.3%   5.5%     -12.2%    -4.4%      2.5%

------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Liquid Alpha USD 5 Excess Return Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBLAUE5J                                                                        Annualised
                                                                                -------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year  3 years   5 years
Liquid Alpha USD 5 ER Index                      0.7%     3.2%      -2.1%   3.2%      -5.8%     0.3%      4.5%
MSCI World Index (TR)                            7.6%   -11.8%     -30.9% -11.8%     -42.2%   -13.3%     -3.0%
iBoxx USD Treasury Index (TR)                    2.2%    -2.2%       7.4%  -2.2%       7.6%     8.5%      5.5%
Excess Return vs MSCI World Index (TR)          -6.9%    15.0%      28.8%  15.0%      36.4%    13.6%      7.5%
Excess Return vs iBoxx USD Treasury Index
(TR)                                            -1.5%     5.4%      -9.5%   5.4%     -13.4%    -8.2%     -0.9%
----------------------------------
DEUTSCHE BANK SPECIALISED INDICES
----------------------------------
------------------------------------------------------------------------------------------------------------------------
Deutsche Bank US ValueGrowth Select Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBUSUSVG                                                                        Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year  3 years   5 years  10 years
US ValueGrowth Select Index                      7.7%   -13.3%     -31.2% -13.3%     -42.0%   -14.2%     -8.7%     -1.7%
S&P 500 Index (TR)                               8.5%   -11.7%     -31.6% -11.7%     -39.7%   -14.9%     -6.7%     -4.7%
Excess Return vs S&P 500 Index (TR)             -0.8%    -1.6%       0.4%  -1.6%      -2.3%     0.7%     -2.1%      2.9%

------------------------------------------------------------------------------------------------------------------------
Deutsche Bank ValueGrowth Select TR Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBEEVGS                                                                         Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year  3 years   5 years  10 years
ValueGrowth Select TR Index                     -0.1%   -12.1%     -34.0% -12.1%     -47.2%   -18.6%     -4.8%      1.3%
S&P 500 Index (TR)                               8.8%   -11.0%     -30.5% -11.0%     -38.1%   -13.0%     -4.8%     -3.0%
Excess Return vs S&P 500 Index (TR)             -8.8%    -1.1%      -3.5%  -1.1%      -9.1%    -5.5%     -0.1%      4.3%

------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Global Yield US Total Return Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBUSGYTR                                                                        Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year  3 years   5 years  10 years
Global Yield US TR Index                        10.3%   -20.9%     -35.6% -20.9%     -37.9%   -16.0%     -6.2%      0.1%
S&P 500 Index (TR)                               8.8%   -11.0%     -30.5% -11.0%     -38.1%   -13.0%     -4.8%     -3.0%
DJ High Yield Select 10 (TR)                    13.6%   -21.3%     -40.3% -21.3%     -48.6%   -15.4%     -8.0%       N/A
Excess Return vs S&P 500 Index (TR)              1.6%    -9.9%      -5.0%  -9.9%       0.2%    -2.9%     -1.5%      3.1%
Excess Return vs DJ High Yield Select 10
(TR)                                            -3.2%     0.4%       4.7%   0.4%      10.7%    -0.6%      1.8%       N/A

------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Global Yield Euro Total Return Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBEEGYTR                                                                        Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year  3 years   5 years  10 years
Global Yield Euro TR Index                      13.4%   -22.2%     -44.2% -22.2%     -53.3%   -23.0%     -5.2%      0.6%
EuroSTOXX 50 Index (TR)                          4.9%   -15.1%     -31.2% -15.1%     -40.8%   -16.3%     -3.2%     -3.2%
Excess Return vs EuroSTOXX 50 Index (TR)         8.5%    -7.1%     -12.9%  -7.1%     -12.5%    -6.7%     -2.0%      3.8%

------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Global Yield AP Total Return Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBAPGYTR                                                                        Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year  3 years   5 years  10 years
Global Yield AP TR Index                         4.7%   -10.4%     -25.9% -10.4%     -31.4%    -3.5%      3.5%      6.4%
MSCI Asia Pacific Index (TR)                     8.2%    -8.9%     -23.5%  -8.9%     -40.4%   -13.0%     -1.7%       N/A
Excess Return vs MSCI Asia Pacific Index
(TR)                                            -3.5%    -1.5%      -2.3%  -1.5%       9.0%     9.5%      5.2%       N/A

------------------------------------------------------------------------------------------------------------------------
Deutsche Bank E-REV Europe Total Return Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBEEERET                                                                        Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year  3 years   5 years  10 years
E-REV Europe TR Index                            0.5%   -12.6%     -28.5% -12.6%     -39.9%   -17.3%     -3.3%      0.1%
EuroSTOXX 50 Index (TR)                          4.9%   -15.1%     -31.2% -15.1%     -40.8%   -16.3%     -3.2%     -3.2%
Excess Return vs EuroSTOXX 50 Index (TR)        -4.4%     2.5%       2.7%   2.5%       1.0%    -1.0%     -0.1%      3.3%

------------------------------------------------------------------------------------------------------------------------
Deutsche Bank E-REV Japan Total Return Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBAPERJT                                                                        Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year  3 years   5 years  10 years
E-REV Japan TR Index                            -2.6%   -19.6%     -40.8% -19.6%     -49.5%   -26.0%     -9.5%     -6.8%
TOPIX 100 Index (TR)                             2.3%    -9.5%     -31.9%  -9.5%     -37.8%   -22.7%     -7.8%     -5.5%
Excess Return vs TOPIX 100 Index (TR)           -4.8%   -10.2%      -8.9% -10.2%     -11.7%    -3.3%     -1.8%     -1.3%
Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details.
Past performance is no guarantee of future results.
------------------------------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                                           4

                                                                        slide04

GME Indices Performance Summary
(as of 31st March 2009)
------------------------------------------------------------------------------------------------------------------------
Deutsche Bank SectorLeader Total Return Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBEESLE                                                                             Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD      1 year   3 years  5 years 10 years
SectorLeader TR Index                            2.6%   -10.8%     -32.6% -10.8%      -48.7%    -18.3%    -3.5%    -3.4%
DJ STOXX 600 Index (TR)                          2.3%   -10.4%     -30.2% -10.4%      -40.3%    -16.9%    -3.1%    -2.8%
Excess Return vs DJ STOXX 600 Index (TR)         0.3%    -0.4%      -2.3%  -0.4%       -8.4%     -1.5%    -0.3%    -0.6%

------------------------------------------------------------------------------------------------------------------------
Deutsche Bank ChinaOpportunity Total Return USD Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBAPCOU                                                                             Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year   3 years  5 years  10 years
ChinaOpportunity TR USD Index                   19.7%    19.9%       4.1%  19.9%     -31.1%      8.1%     4.4%     24.0%
HANG SENG China Ent Index (TR) (USD)            17.0%     2.3%     -10.9%   2.3%     -32.9%      6.4%    11.2%     18.1%
Excess Return vs HANG SENG China Ent Index
(TR) (USD)                                       2.7%    17.7%      15.0%  17.7%       1.8%      1.7%    -6.8%      5.9%
 ----------------------------
DEUTSCHE BANK ISLAMIC INDICES
-----------------------------
------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Islamic US EquityBuilder Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBUSIU                                                                              Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year   3 years  5 years  10 years
Islamic US EquityBuilder Index                   8.6%    -4.0%     -23.3%  -4.0%     -35.1%    -10.7%    -3.0%      3.2%
DJ Islamic Market US Index (TR)                  7.6%    -7.0%     -25.1%  -7.0%     -32.0%     -9.2%    -2.5%     -3.2%
DJ Islamic Mkt US LCAP Index (TR)                7.3%    -7.5%     -23.6%  -7.5%     -30.9%     -8.2%    -2.7%       N/A
Excess Return vs DJ Islamic Market US Index
(TR)                                             1.0%     3.0%       1.7%   3.0%      -3.1%     -1.5%    -0.4%      6.4%
Excess Return vs DJ Islamic Mkt US LCAP
Index (TR)                                       1.3%     3.5%       0.3%   3.5%      -4.2%     -2.5%    -0.3%       N/A

------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Islamic Europe EquityBuilder Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBEEIE                                                                              Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year   3 years  5 years  10 years
Islamic Europe EquityBuilder Index              -0.5%    -8.1%     -27.5%  -8.1%     -44.1%    -17.2%    -1.9%      3.7%
DJ Islamic Europe Index (TR)                     6.5%   -11.7%     -28.1% -11.7%     -44.9%    -12.1%    -1.9%       N/A
DJ Islamic Mkt EUR LCAP Index (TR)               2.2%    -8.4%     -23.6%  -8.4%     -32.4%    -14.2%    -3.4%       N/A
Excess Return vs DJ Islamic Europe Index
(TR)                                            -7.0%     3.6%       0.5%   3.6%       0.8%     -5.1%     0.0%       N/A
Excess Return vs DJ Islamic Mkt EUR LCAP
Index (TR)                                      -2.7%     0.3%      -4.0%   0.3%     -11.7%     -3.0%     1.5%       N/A

------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Islamic Asia Pacific EquityBuilder Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBAPIAEP                                                                            Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year   3 years  5 years  10 years
Islamic Asia Pacific EquityBuilder Index         2.5%   -18.2%     -37.5% -18.2%     -51.2%    -15.6%    -1.1%      7.4%
DJ Islamic Mkt ASIA/PAC Index (TR)               9.4%    -4.5%     -21.5%  -4.5%     -41.6%    -13.9%    -4.2%      0.5%
DJ Islamic Mkt ASIA/PAC LCAP Index (TR)          9.0%    -4.7%     -22.0%  -4.7%     -40.7%    -12.9%    -3.8%       N/A
Excess Return vs DJ Islamic Mkt ASIA/PAC
Index (TR)                                      -6.9%   -13.7%     -15.9% -13.7%      -9.7%     -1.8%     3.1%      6.9%
Excess Return vs DJ Islamic Mkt ASIA/PAC
LCAP Index (TR)                                 -6.5%   -13.6%     -15.5% -13.6%     -10.5%     -2.7%     2.7%       N/A

------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Islamic Global EquityBuilder Index
------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBGLIGEP                                                                            Annualised
                                                                                ----------------------------------------
                                              1 Month 3 Months   6 Months    YTD     1 year   3 years  5 years  10 years
Islamic Global EquityBuilder Index               6.0%    -9.2%     -28.4%  -9.2%     -44.0%    -12.5%    -1.5%      5.1%
DJ Islamic Mkt World LCAP Index (TR)             7.4%    -7.9%     -24.0%  -7.9%     -36.8%     -9.7%    -2.2%       N/A
DJ Islamic Market Index (TR)                     7.7%    -7.2%     -25.8%  -7.2%     -38.1%    -10.7%    -2.4%     -2.3%
Excess Return vs DJ Islamic Mkt World LCAP
Index (TR)                                      -1.4%    -1.4%      -4.3%  -1.4%      -7.3%     -2.8%     0.7%       N/A
Excess Return vs DJ Islamic Market Index
(TR)                                            -1.7%    -2.0%      -2.5%  -2.0%      -5.9%     -1.8%     0.9%      7.5%

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details.
Past performance is no guarantee of future results.
------------------------------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                                           5

                                                                        slide05

Deutsche Bank CROCI US+ Index
--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
The CROCI US+ Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing
Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

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                               [GRAPHIC OMITTED]
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--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
           1999    2000    2001    2002    2003   2004   2005   2006   2007   2008    2009
------------------------------------------------------------------------------------------
Jan        1.0%   -4.8%    2.3%   -1.3%   -2.0%   0.8%  -2.1%   3.3%   2.5%  -5.8%   -4.8%
Feb       -2.6%   -7.8%    0.5%    0.6%   -1.4%   3.8%   6.5%  -0.3%  -0.8%   0.3%  -10.2%
Mar        3.1%   11.2%   -2.0%    5.5%    0.4%   0.4%  -1.2%   1.7%   1.4%  -2.7%    9.4%

Apr       16.1%    6.6%    6.8%   -0.9%    6.0%  -0.2%  -2.2%   0.7%   5.5%   3.9%
May        2.9%    4.4%    1.7%   -0.3%    9.0%  -0.6%   3.4%  -3.1%   5.4%   4.0%
Jun        2.2%   -5.4%   -2.5%   -6.9%    3.2%   3.3%   2.6%   1.0%  -1.8%  -7.1%

Jul       -2.9%   -0.2%    0.0%   -6.3%    0.4%  -2.0%   5.7%   1.1%  -3.0%  -3.6%

 Aug      -2.6%    7.6%   -0.9%   -1.2%    3.4%  -0.4%  -1.2%   0.4%  -0.1%   1.9%

Sep       -5.1%    0.3%   -9.0%  -10.2%   -1.6%   4.3%  -0.5%   2.1%   2.1% -10.6%

Oct        0.8%    7.4%    3.1%    7.4%    5.4%   2.5%  -3.0%   4.5%   3.6% -18.5%
Nov       -0.8%   -0.9%    7.4%    6.5%    3.0%   5.6%   3.0%   3.7%  -3.4%  -7.8%
Dec        0.3%    7.3%    3.6%   -4.1%    6.9%   3.3%   0.8%  -1.2%  -0.6%   3.7%
------------------------------------------------------------------------------------------
Year      11.6%   26.5%   10.6%  -12.0%   37.2%  22.5%  12.0%  14.5%  10.8% -36.8%   -6.5%
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Historical Performance Through March 2009
--------------------------------------------------------------------------------
                                                                                       Annualised
                                                                         -------------------------------------
                                1 Month   3 Months   6 Months     YTD    1 year   3 years   5 years   10 years
CROCI US+ Index                    9.4%      -6.5%     -27.1%    -6.5%   -35.7%    -10.5%      -0.4%       6.7%
S&P 500 (TR) Index                 8.8%     -11.0%     -30.5%   -11.0%   -38.1%    -13.0%      -4.8%      -3.0%
S&P 500/Citigroup Value
   Index (TR)                      9.9%     -16.1%     -36.1%   -16.1%   -44.0%    -16.0%      -5.7%      -1.9%
Excess Return vs S&P 500 (TR)
  Index                            0.7%       4.6%       3.5%     4.6%     2.4%      2.6%       4.4%       9.7%
Excess Return vs S&P 500/
  Citigroup Value Index  (TR)     -0.5%       9.6%       9.0%     9.6%     8.3%      5.5%       5.3%       8.6%

--------------------------------------------------------------------------------
Performance Analysis January 1999 - March 2009
--------------------------------------------------------------------------------

                                    Index           Bench1          Bench2
Growth over period                  93.9%           -22.6%          -15.3%
Compounded annual growth             6.7%            -2.5%           -1.6%
Volatility                          21.6%            21.6%           22.3%
Sharpe ratio (3.42%)                 0.15            -0.27           -0.23
Maximum drawdown                   -48.1%           -50.9%          -56.8%
Start of max drawdown period     Nov-2007         Nov-2007        Aug-2007
End of max drawdown period       Mar-2009         Mar-2009        Dec-1899
Average monthly growth               0.7%            -0.1%            0.0%
Best monthly return                 16.1%             9.8%           10.4%
Worst monthly return               -18.5%           -16.8%          -17.1%
% of months with gains              56.9%            56.1%           56.9%
12 Month Correlation versus:
S&P 500 (TR) Index                   0.97             1.00            0.99
S&P 500/Citigroup Value
Index (TR)                           0.93             0.99            1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------

Bloomberg ticker                                    CROCI
Benchmark 1                            S&P 500 (TR) Index
Bloomberg ticker of
Benchmark 1                                    SPTR Index
                                  S&P 500/Citigroup Value
Benchmark 2                                    Index (TR)
Bloomberg ticker of
Benchmark 2                                 SPTRSVX Index
Index sponsor                               Deutsche Bank
Number of stocks                                       40
Stocks weighting                                    Equal
Rebalancing frequency                             Monthly
Index Currency                                        USD

The Deutsche Bank CROCI US+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                   6

                                                                        slide06

Deutsche Bank CROCI US Plus II Index
--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
The CROCI US Plus II Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI US Plus II Index rebalances on a different day than the
CROCI US+ Index.

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------------
 -------------------------------------------------------------------------------------
           1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009
 -------------------------------------------------------------------------------------
 Jan       1.0%  -4.8%   2.3%  -1.3%  -2.0%   0.8%  -2.1%   3.3%   2.5%  -6.4%  -4.1%
 Feb      -2.6%  -7.8%   0.5%   0.6%  -1.4%   3.8%   6.5%  -0.3%  -0.8%   0.3%  -9.1%
 Mar       3.1%  11.2%  -2.0%   5.5%   0.4%   0.4%  -1.2%   1.7%   1.6%  -2.1%   9.2%
 Apr      16.1%   6.6%   6.8%  -0.9%   6.0%  -0.2%  -2.2%   0.7%   5.5%   4.5%
 May       2.9%   4.4%   1.7%  -0.3%   9.0%  -0.6%   3.4%  -3.1%   5.2%   3.4%
 Jun       2.2%  -5.4%  -2.5%  -6.9%   3.2%   3.3%   2.6%   1.0%  -1.7%  -7.1%
 Jul      -2.9%  -0.2%   0.0%  -6.3%   0.4%  -2.0%   5.7%   1.1%  -2.9%  -3.5%
 Aug      -2.6%   7.6%  -0.9%  -1.2%   3.4%  -0.4%  -1.2%   0.4%   0.5%   4.3%
 Sep      -5.1%   0.3%  -9.0% -10.2%  -1.6%   4.3%  -0.5%   2.1%   2.4% -10.0%
 Oct       0.8%   7.4%   3.1%   7.4%   5.4%   2.5%  -3.0%   4.5%   3.3% -16.7%
 Nov      -0.8%  -0.9%   7.4%   6.5%   3.0%   5.6%   3.0%   3.7%  -3.1%  -5.2%
 Dec       0.3%   7.3%   3.6%  -4.1%   6.9%   3.3%   0.8%  -1.2%  -0.3%   4.0%
 -------------------------------------------------------------------------------------
 Year     11.6%  26.5%  10.6% -12.0%  37.2%  22.5%  12.0%  14.5%  12.6% -31.4%  -4.8%
 -------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Historical Performance Through March 2009
--------------------------------------------------------------------------------
                                                                                                Annualised
                                                                                   -----------------------------------
                                            1 Month 3 Months   6 Months      YTD   1 year   3 years  5 years  10 years
CROCI US Plus II Index                         9.2%    -4.8%     -21.8%    -4.8%   -28.9%     -7.0%     1.9%      7.9%
S&P 500 (TR) Index                             8.8%   -11.0%     -30.5%   -11.0%   -38.1%    -13.0%    -4.8%     -3.0%
S&P 500/Citigroup Value Index (TR)             9.9%   -16.1%     -36.1%   -16.1%   -44.0%    -16.0%    -5.7%     -1.9%
Excess Return vs S&P 500 (TR) Index            0.4%     6.2%       8.7%     6.2%     9.2%      6.1%     6.7%     10.9%
Excess Return vs S&P 500/Citigroup Value
Index (TR)                                    -0.7%    11.3%      14.3%    11.3%    15.1%      9.0%     7.7%      9.8%

--------------------------------------------------------------------------------
Performance Analysis January 1999 - March 2009
--------------------------------------------------------------------------------
                                    Index        Bench1        Bench2
Growth over period                 117.7%        -22.6%        -15.3%
Compounded annual growth             7.9%         -2.5%         -1.6%
Volatility                          21.5%         21.6%         22.3%
Sharpe ratio (3.42%)                 0.21         -0.27         -0.23
Maximum drawdown                   -42.2%        -50.9%        -56.8%
Start of max drawdown period     Nov-2007      Nov-2007      Nov-2005
End of max drawdown period       Mar-2009      Mar-2009      Mar-2009
Average monthly growth               0.7%         -0.1%          0.0%
Best monthly return                 16.1%          9.8%         10.4%
Worst monthly return               -16.7%        -16.8%        -17.1%
% of months with gains              57.7%         56.1%         56.9%
12 Month Correlation versus:
S&P 500 (TR) Index                   0.97          1.00          0.99
S&P 500/Citigroup Value
Index (TR)                           0.93          0.99          1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                 DBUSCPII
Benchmark 1                            S&P 500 (TR) Index
Bloomberg ticker of
Benchmark 1                                    SPTR Index
                                  S&P 500/Citigroup Value
Benchmark 2                                    Index (TR)
Bloomberg ticker of
Benchmark 2                                 SPTRSVX Index
Index sponsor                               Deutsche Bank
Number of stocks                                       40
Stocks weighting                                    Equal
Rebalancing frequency                             Monthly
Index Currency                                        USD

The Deutsche Bank CROCI US Plus II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                   7

                                                                        slide07

Deutsche Bank CROCI Euro+ Index
--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
The CROCI Euro+ Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
------------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009
------------------------------------------------------------------------------------
Jan       5.9% -10.8%   1.6%   0.4%  -4.8%   3.8%   4.1%   5.4%   1.7% -12.8%  -6.1%
Feb       0.9%   1.9%   0.1%   2.4%  -7.9%   1.8%   4.0%   1.9%  -1.0%  -0.7%  -9.5%
Mar      -0.2%   6.7%  -3.0%   5.1%  -5.8%  -1.9%  -0.4%   4.2%   4.4%  -2.5%   4.8%
Apr       9.5%   1.1%   7.1%  -1.7%  15.6%   3.5%  -4.1%   1.6%   5.1%   7.0%
May      -2.5%   0.4%   1.7%  -0.3%   5.0%   0.5%   6.0%  -4.7%   5.9%   3.6%

Jun       3.9%  -0.5%  -1.5%  -6.8%   3.9%   2.4%   3.0%  -0.6%   0.7% -12.6%
Jul      -1.2%   5.2%  -1.5% -10.3%   3.9%  -0.8%   4.4%   3.0%  -3.6%  -2.4%
Aug       4.2%   1.9%  -4.9%   2.2%   4.7%  -0.1%  -1.6%  -0.4%   0.3%   2.4%
Sep      -4.3%  -2.2% -12.6% -16.7%  -5.8%   2.0%   2.6%   1.4%   2.0% -13.7%
Oct       1.9%   7.7%   5.7%  10.3%   5.5%   0.6%  -3.7%   1.9%   2.6% -14.4%

Nov       4.6%  -0.7%   7.7%   7.8%   3.5%   2.8%   4.3%   1.3%  -2.6%  -6.6%
Dec      11.4%   1.7%   2.7% -10.1%   3.5%   1.8%   4.5%   4.4%  -0.1%   5.3%
------------------------------------------------------------------------------------
Year     38.2%  11.5%   1.2% -19.3%  20.7%  17.5%  24.8%  20.7%  16.0% -40.7% -10.9%

------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Historical Performance Through March 2009
--------------------------------------------------------------------------------
                                                                                                       Annualised
                                                                                          -----------------------------------
                                               1 Month   3 Months   6 Months       YTD    1 year    3 years  5 years 10 years
CROCI Euro+ Index                                 4.8%     -10.9%     -25.0%    -10.9%    -37.4%     -12.8%     0.9%     4.5%
EuroSTOXX 50 (TR) Index                           4.9%     -15.1%     -31.2%    -15.1%    -40.8%     -16.3%    -3.2%    -3.2%
MSCI Daily TR Net EMU Index (EUR)                 4.5%     -13.0%     -31.6%    -13.0%    -43.1%     -16.9%    -2.8%      N/A
Excess Return vs EuroSTOXX 50 (TR) Index          0.0%       4.2%       6.2%      4.2%      3.4%       3.5%     4.1%     7.7%
Excess Return vs MSCI Daily
  TR Net EMU Index (EUR)                          0.3%       2.1%       6.6%      2.1%      5.7%      4.1%     3.7%      N/A
--------------------------------------------------------------------------------
Performance Analysis January 1999 - March 2009
--------------------------------------------------------------------------------
                                    Index           Bench1           Bench2
Growth over period                  65.0%           -23.1%           -49.1%
Compounded annual growth             5.0%            -2.5%            -7.5%
Volatility                          21.2%            24.8%            23.4%
Sharpe ratio (3.16%)                 0.09            -0.23            -0.45
Maximum drawdown                   -51.0%           -59.9%           -56.3%
Start of max drawdown period     Nov-2007         May-2000          Dec-2004
End of max drawdown period       Mar-2009         Mar-2009          Apr-2008
Average monthly growth               0.6%             0.0%            -0.4%
Best monthly return                 15.6%            14.7%            13.5%
Worst monthly return               -16.7%           -18.6%           -17.5%
% of months with gains              61.8%            55.3%            53.8%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index              0.95             1.00             0.98
  MSCI Daily TR Net EMU Index
  (EUR)                              0.94             0.98             1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------

Bloomberg ticker                                    CRCEU
Benchmark 1                       EuroSTOXX 50 (TR) Index
Bloomberg ticker of
Benchmark 1                                    SX5T Index
                              MSCI Daily TR Net EMU Index
Benchmark 2                                         (EUR)
Bloomberg ticker of
Benchmark 2                                 NDDUEMU Index
Index sponsor                               Deutsche Bank
Number of stocks                                       30
Stocks weighting                                    Equal
Rebalancing frequency                             Monthly
Index Currency                                        EUR

The Deutsche Bank CROCI Euro+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                   8

                                                                        slide08

Deutsche Bank CROCI Euro II Index
--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
The CROCI Euro II Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Euro II Index rebalances on a different day than the
CROCI Euro+ Index

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Monthly Performance
------------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009
------------------------------------------------------------------------------------
Jan       5.9% -10.8%   1.6%   0.4%  -4.8%   3.8%   4.1%   5.4%   1.7% -12.5%  -5.0%
Feb       0.9%   1.9%   0.1%   2.4%  -7.9%   1.8%   4.0%   1.9%  -1.0%  -0.3%  -7.7%
Mar      -0.2%   6.7%  -3.0%   5.1%  -5.8%  -1.9%  -0.4%   4.2%   4.2%  -2.6%   4.6%
Apr       9.5%   1.1%   7.1%  -1.7%  15.6%   3.5%  -4.1%   1.6%   5.6%   8.2%
May      -2.5%   0.4%   1.7%  -0.3%   5.0%   0.5%   6.0%  -4.6%   6.1%   3.8%

Jun       3.9%  -0.5%  -1.5%  -6.8%   3.9%   2.4%   3.0%  -0.7%   0.7% -12.1%

Jul      -1.2%   5.2%  -1.5% -10.3%   3.9%  -0.8%   4.4%   0.4%  -3.2%  -1.3%

Aug       4.2%   1.9%  -4.9%   2.2%   4.7%  -0.1%  -1.6%   2.1%   0.0%   2.5%
Sep      -4.3%  -2.2% -12.6% -16.7%  -5.8%   2.0%   2.6%   1.4%   2.0% -14.3%

Oct       1.9%   7.7%   5.7%  10.3%   5.5%   0.6%  -3.7%   1.9%   2.5% -15.2%

Nov       4.6%  -0.7%   7.7%   7.8%   3.5%   2.8%   4.3%   1.3%  -2.3%  -6.0%
Dec      11.4%   1.7%   2.7% -10.1%   3.5%   1.8%   4.5%   4.4%   0.4%   5.2%
-------------------------------------------------------------------------------------
Year     38.2%  11.5%   1.2% -19.3%  20.7%  17.5%  24.8%  20.7%  17.6% -38.9%  -8.4%
-------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Historical Performance Through March 2009
--------------------------------------------------------------------------------
                                                                                     Annualised
                                                                     ---------------------------------------
                                   1 Month  3 Months  6 Months     YTD     1 year  3 years  5 years 10 years
CROCI Euro II Index                   4.6%     -8.4%    -23.1%   -8.4%     -34.1%   -10.8%     2.4%     5.2%
EuroSTOXX 50 (TR) Index               4.9%    -15.1%    -31.2%  -15.1%     -40.8%   -16.3%    -3.2%    -3.2%
MSCI Daily TR Net EMU Index (EUR)     4.5%    -13.0%    -31.6%  -13.0%     -43.1%   -16.9%    -2.8%      N/A
Excess Return vs EuroSTOXX 50
(TR) Index                           -0.3%      6.8%      8.1%    6.8%       6.7%     5.5%     5.6%     8.4%
Excess Return vs MSCI Daily
  TR Net EMU Index (EUR)              0.1%      4.6%      8.5%    4.6%       9.0%     6.2%     5.1%      N/A

--------------------------------------------------------------------------------
Performance Analysis  January 1999 - March 2009
--------------------------------------------------------------------------------
                                             Index        Bench1          Bench2
Growth over period                           77.0%        -23.1%          -49.1%
Compounded annual growth                      5.7%         -2.5%           -7.5%
Volatility                                   21.1%         24.8%           23.4%
Sharpe ratio (3.16%)                          0.12         -0.23           -0.45
Maximum drawdown                            -47.5%        -59.9%          -56.3%
Start of max drawdown period              Nov-2007      May-2000        Dec-2004
End of max drawdown period                Mar-2009      Mar-2009        Apr-2008
Average monthly growth                        0.6%          0.0%           -0.4%
Best monthly return                          15.6%         14.7%           13.5%
Worst monthly return                        -16.7%        -18.6%          -17.5%
% of months with gains                       63.4%         55.3%           53.8%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index                       0.95          1.00            0.98
MSCI Daily TR Net EMU Index (EUR)             0.94          0.98            1.00
--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                                      DBEECRII
Benchmark 1                                            EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                                     SX5T Index
Benchmark 2                                  MSCI Daily TR Net EMU Index (EUR)
Bloomberg ticker of Benchmark 2                                  NDDUEMU Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            30
Stocks weighting                                                         Equal
Rebalancing frequency                                                  Monthly
Index Currency                                                             EUR

The Deutsche Bank CROCI Euro II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                   9

                                                                        slide09

Deutsche Bank CROCI Japan+ Index
--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
The CROCI Japan+ Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009
-------------------------------------------------------------------------------------
Jan       2.8%   4.2%   2.8%  -5.8%  -3.7%   2.3%  -1.8%   4.7%   1.5% -11.8%  -4.2%
Feb      -0.6%  -1.2%  -6.7%   5.2%  -1.9%   3.9%   3.3%  -1.2%   1.1%  -0.7%   0.5%
Mar      10.1%   7.1%   5.9%   2.2%  -2.3%   3.0%  -0.9%   4.3%  -0.8% -11.5%   6.0%
Apr       4.1%   5.0%   5.1%   4.6%  -2.2%   1.4%  -2.8%   2.4%  -0.5%  12.0%
May       1.9%   0.7%  -1.5%   1.9%   5.8%  -2.8%   2.4%  -6.0%   3.1%   5.4%

Jun       8.8%   5.8%  -0.6%  -8.1%   5.6%   4.1%   1.6%  -0.5%   3.0%  -7.1%
Jul       3.4%  -6.0%  -5.5%  -7.1%   3.7%  -2.1%   1.8%   0.3%  -4.2%  -3.6%
Aug      -1.9%  -2.0% -11.6%  -0.4%   4.3%  -2.4%   3.6%   5.9%  -2.4%   0.1%
Sep       0.0%  -1.8%  -5.4%  -2.8%  -0.1%  -1.5%  12.0%  -0.2%   1.7% -15.5%
Oct      -1.4%  -2.5%   7.8%  -2.9%   0.6%  -1.2%  -1.5%   2.2%  -1.7% -21.7%

Nov       0.1%   0.9%   5.2%   6.0%  -0.7%  -0.3%   7.9%  -0.3%  -5.0% -10.0%
Dec       5.3%  -2.8%   3.4%  -4.6%   4.0%   5.2%   3.3%   7.0%  -1.0%   1.4%
-------------------------------------------------------------------------------------
Year     37.0%   6.8%  -3.2% -12.3%  13.2%   9.6%  31.9%  19.5%  -5.6% -50.5%   2.2%
-------------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Historical Performance Through March 2009
--------------------------------------------------------------------------------
                                                                                              Annualised
                                                                                 ---------------------------------
                                         1 Month 3 Months   6 Months      YTD   1 year   3 years  5 years  10 years
CROCI Japan+ Index                          6.0%     2.2%     -27.1%     2.2%   -34.8%    -19.1%    -5.5%      0.3%
TOPIX W/Dividend TOPIX 100 (TR) Index       2.3%    -9.5%     -31.9%    -9.5%   -37.8%    -22.7%    -7.8%     -5.5%
MSCI Daily TR Net Japan USD Index           3.5%    -8.8%     -29.0%    -8.8%   -36.3%    -21.9%    -6.3%     -4.2%
Excess Return vs TOPIX W/Dividend
 TOPIX 100 (TR) Index                       3.8%    11.6%       4.8%    11.6%     3.0%      3.5%     2.3%      5.8%
Excess Return vs MSCI Daily
 TR Net Japan USD Index                     2.5%    10.9%       2.0%    10.9%     1.5%      2.8%     0.8%      4.5%

                                    Index          Bench1        Bench2
Growth over period                  16.1%          -31.9%        -23.6%
Compounded annual growth             1.5%           -3.7%         -2.6%
Volatility                          23.9%           24.7%         23.4%
Sharpe ratio (0.19%)                 0.05           -0.16         -0.12
Maximum drawdown                   -58.4%          -62.7%        -57.2%
Start of max drawdown period     Jul-2007        Jan-2000       Sep-2007
End of max drawdown period       Mar-2009        Mar-2009       Dec-1899
Average monthly growth               0.3%           -0.2%         -0.1%
Best monthly return                 12.0%           14.9%         13.6%
Worst monthly return               -21.7%          -21.4%        -21.2%
% of months with gains              52.0%           52.0%         52.0%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100
(TR) Index                           0.96           1.00           0.98
MSCI Daily TR Net Japan USD
Index                                0.95           0.98           1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                    CRCJP
                               TOPIX W/Dividend TOPIX 100
Benchmark 1                                    (TR) Index
Bloomberg ticker of
Benchmark 1                                 TPXD100 Index
                              MSCI Daily TR Net Japan USD
Benchmark 2                                         Index
Bloomberg ticker of
Benchmark 2                                  NDDUJN Index
Index sponsor                               Deutsche Bank
Number of stocks                                       30
Stocks weighting                                    Equal
Rebalancing frequency                             Monthly
Index Currency                                        JPY

The Deutsche Bank CROCI Japan+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  10

                                                                        slide10

Deutsche Bank CROCI Japan II Index
--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
The CROCI Japan II Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Japan II Index rebalances on a different day than the
CROCI Japan+ Index.
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Monthly Performance
------------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009
-------------------------------------------------------------------------------------
Jan       2.8%   4.2%   2.8%  -5.8%  -3.7%   2.3%  -1.8%   4.7%   1.5% -11.9%  -3.1%
Feb      -0.6%  -1.2%  -6.7%   5.2%  -1.9%   3.9%   3.3%  -1.2%   0.7%  -0.2%   0.6%
Mar      10.1%   7.1%   5.9%   2.2%  -2.3%   3.0%  -0.9%   4.3%  -0.7% -10.6%   7.2%
Apr       4.1%   5.0%   5.1%   4.6%  -2.2%   1.4%  -2.8%   2.4%  -0.5%  12.5%
May       1.9%   0.7%  -1.5%   1.9%   5.8%  -2.8%   2.4%  -6.0%   3.4%   6.2%

Jun       8.8%   5.8%  -0.6%  -8.1%   5.6%   4.1%   1.6%  -0.5%   3.1%  -7.1%
Jul       3.4%  -6.0%  -5.5%  -7.1%   3.7%  -2.1%   1.8%   0.3%  -4.3%  -3.4%
Aug      -1.9%  -2.0% -11.6%  -0.4%   4.3%  -2.4%   3.6%   5.9%  -3.0%  -0.8%
Sep       0.0%  -1.8%  -5.4%  -2.8%  -0.1%  -1.5%  12.0%  -0.2%   2.1% -15.2%
Oct      -1.4%  -2.5%   7.8%  -2.9%   0.6%  -1.2%  -1.5%   2.2%  -1.7% -22.5%

Nov       0.1%   0.9%   5.2%   6.0%  -0.7%  -0.3%   7.9%  -0.3%  -4.3%  -8.7%
Dec       5.3%  -2.8%   3.4%  -4.6%   4.0%   5.2%   3.3%   7.0%  -0.7%   1.6%

-------------------------------------------------------------------------------------
Year     37.0%   6.8%  -3.2% -12.3%  13.2%   9.6%  31.9%  19.5%  -4.8% -49.1%   4.6%
-------------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Historical Performance Through March 2009
--------------------------------------------------------------------------------
                                                                                                Annualised
                                                                                    ----------------------------------
                                        1 Month   3 Months    6 Months      YTD     1 year  3 years  5 years  10 years
CROCI Japan II Index                       7.2%       4.6%      -24.9%     4.6%     -32.3%   -17.5%    -4.4%      0.9%
TOPIX W/Dividend TOPIX 100 (TR) Index      2.3%      -9.5%      -31.9%    -9.5%     -37.8%   -22.7%    -7.8%     -5.5%
MSCI Daily TR Net Japan USD Index          3.5%      -8.8%      -29.0%    -8.8%     -36.3%   -21.9%    -6.3%     -4.2%
Excess Return vs TOPIX W/Dividend
  TOPIX 100 (TR) Index                     5.0%      14.0%        7.0%    14.0%       5.5%     5.1%     3.4%      6.4%
Excess Return vs MSCI Daily TR
  Net Japan USD Index                      3.7%      13.3%        4.1%    13.3%       4.0%     4.4%     1.9%      5.1%
--------------------------------------------------------------------------------
Performance Analysis  January 1999 - March 2009
--------------------------------------------------------------------------------
                                             Index        Bench1          Bench2
Growth over period                           23.1%        -31.9%          -23.6%
Compounded annual growth                      2.0%         -3.7%           -2.6%
Volatility                                   23.9%         24.7%           23.4%
Sharpe ratio (0.19%)                          0.08         -0.16           -0.12
Maximum drawdown                            -56.4%        -62.7%          -57.2%
Start of max drawdown period              Jul-2007      Jan-2000        Dec-1899
End of max drawdown period                Mar-2009      Mar-2009        Dec-1899
Average monthly growth                        0.3%         -0.2%           -0.1%
Best monthly return                          12.5%         14.9%           13.6%
Worst monthly return                        -22.5%        -21.4%          -21.2%
% of months with gains                       51.2%         52.0%           52.0%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR) Index         0.96          1.00            0.98
MSCI Daily TR Net Japan USD Index             0.95          0.98            1.00

The Deutsche Bank CROCI Japan II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  11

                                                                        slide11

                                                               REUTERS: .DBEIUSG
Deutsche Bank US Growth Total Return Index                     BLOOMBERG: DBUSUSG
--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
The US Growth Total Return Index intends to reflect the equal-weighted total return performance of thirty US growth stocks based on trailing 12 month earnings momentum and selected from the largest 251 stocks in the S&P 500 Index on a quarterly basis.
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Historical Performance Through March 2009
--------------------------------------------------------------------------------
                                                                                           Annualised
                                                                                ----------------------------------
                                       1 Month  3 Months   6 Months      YTD    1 year  3 years  5 years  10 years
US Growth Total Return Index              9.4%     -3.0%     -30.0%    -3.0%    -40.7%   -15.9%    -3.1%      0.5%
S&P 500/Citigroup Growth TR Index         7.8%     -6.2%     -25.2%    -6.2%    -32.2%   -10.3%    -4.0%     -4.4%
S&P 500 (TR) Index                        8.8%    -11.0%     -30.5%   -11.0%    -38.1%   -13.0%    -4.8%     -3.0%
Excess Return vs S&P 500/
  Citigroup Growth TR Index               1.6%      3.2%      -4.9%     3.2%     -8.5%    -5.6%     0.9%      4.9%
Excess Return vs S&P 500 (TR) Index       0.7%      8.0%       0.5%     8.0%     -2.6%    -2.9%     1.7%      3.5%

--------------------------------------------------------------------------------
Performance Analysis January 1999 - March 2009
--------------------------------------------------------------------------------
                                    Index        Bench1        Bench2
Growth over period                  13.1%        -31.6%        -22.6%
Compounded annual growth             1.2%         -3.6%         -2.5%
Volatility                          24.7%         22.4%         21.6%
Sharpe ratio (3.42%)                -0.09         -0.32         -0.27
Maximum drawdown                   -54.8%        -53.4%        -50.9%
Start of max drawdown period     Nov-2007      Apr-2000       Nov-2007
End of max drawdown period       Mar-2009      Mar-2009       Mar-2009
Average monthly growth               0.3%         -0.2%         -0.1%
Best monthly return                 11.5%          9.2%          9.8%
Worst monthly return               -20.3%        -16.5%        -16.8%
% of months with gains              50.4%         52.0%         56.1%
12 Month Correlation versus:
S&P 500/Citigroup Growth TR
Index                                0.97          1.00          0.99
S&P 500 (TR) Index                   0.95          0.99          1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                  DBUSUSG
Reuters code                                     .DBEIUSG
                              S&P 500/Citigroup Growth TR
Benchmark 1                                         Index
Bloomberg ticker of
Benchmark 1                                 SPTRSGX Index
Benchmark 2                            S&P 500 (TR) Index
Bloomberg ticker of
Benchmark 2                                    SPTR Index
Index sponsor                               Deutsche Bank
Number of stocks                                       30
Stocks weighting                                    Equal
Rebalancing frequency                           Quarterly
Index Currency                                        USD

The Deutsche Bank US Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London

                                                                        slide12

Deutsche Bank US Value Total Return Index                    REUTERS: .DBEIUSV
                                                            BLOOMBERG: DBUSUSV

Index Description

The US Value Total Return Index intends to reflect the equal-weighted total return performance of thirty stocks with the lowest 12 month trailing price-earnings ratio selected from the 251 largest market capitalisation stocks in the S&P 500 Index on a quarterly basis.

12 Months Volatility

[GRAPHIC OMITTED]

----------------------------------------------------------------------------
       1999  2000  2001  2002  2003  2004  2005   2006  2007  2008 2009
-------------------------------------------------------------------------------
Jan    0.4% -4.9%  6.3% -1.7% -2.7%  1.9% -0.9%   6.6%  0.2% -1.5% -5.3%
Feb   -1.1% -8.5% -2.5%  0.7% -3.8%  2.9%  7.4%  -2.0% -0.8% -7.2% -9.8%
Mar    5.2% 16.7% -1.7%  6.3% -1.5% -0.1% -1.5%   2.4%  2.9% -3.2% 11.5%
Apr    6.8%  0.2%  3.9%  0.2%  8.1% -1.7% -1.5%   3.5%  4.9%  6.6%
May    2.1%  7.8%  4.0% -2.4%  8.9% -1.1%  4.7%  -2.9%  4.9% -0.4%
Jun    0.3% -10.9 -2.1% -3.5%  1.0%  3.5%  4.3%   3.4% -0.9% -12.9%
Jul   -4.6%  5.8% -0.4% -7.5% -0.2%  0.0%  4.1%   1.8% -6.8%  0.4%
Aug    0.0% 10.7% -4.5%  1.5%  2.8%  0.6%  0.3%  -2.2% -1.7% -0.2%
Sep   -4.0%  5.8% -7.4% -15.0% 0.5%  3.6%  2.3%   0.6%  4.3% -9.0%
Oct   10.4%  4.6%  0.4%  0.0%  5.8%  0.8% -2.9%   4.7%  1.5% -19.4%
Nov   -5.2% -2.1%  3.2%  4.4%  1.7%  5.1%  3.4%   3.5% -7.0% -6.2%
Dec    1.6%  9.7%  3.6% -2.5%  5.6%  3.2% -1.0%   0.1% -1.0%  6.2%
-------------------------------------------------------------------------------
Year  11.2% 36.2%  2.0%-19.32 8.3%  20.0% 19.8%  21.0% -0.5% -40.1 -4.8%
------------------------------------------------------------------------------

Historical Performance Through March 2009                                       Annualised
                                                                 ------------------------------------
                                      1 Month 3 Months 6 Months    YTD  1 year 3 years5 years10 years
US Value Total Return Index             11.5%    -4.8%   -23.5%  -4.8%  -35.5%  -13.8%  -1.2%    4.2%
S&P 500/Citigroup Value TR Index         9.9%   -16.1%   -36.1% -16.1%  -44.0%  -16.0%  -5.7%   -1.9%
S&P 500 (TR) Index                       8.8%   -11.0%   -30.5% -11.0%  -38.1%  -13.0%  -4.8%   -3.0%
Excess Return vs S&P 500/Citigroup
Value TR                                 1.6%    11.3%    12.6%  11.3%    8.5%    2.2%   4.6%    6.1%
Excess Return vs S&P 500 (TR) Index      2.8%     6.2%     7.0%   6.2%    2.5%   -0.7%   3.6%    7.2%

Performance Analysis  January 1999 -
March 2009
                                    Index    Bench1    Bench2
Growth over period                  57.8%    -15.3%    -22.6%
Compounded annual growth             4.5%     -1.6%     -2.5%
Volatility                          25.3%     22.3%     21.6%
Sharpe ratio (3.42%)                 0.04 -    0.23  -   0.27
Maximum drawdown                   -54.8%    -56.8%    -50.9%
Start of max drawdown period     Jun-2007  Jun-2007   Nov-2007
End of max drawdown period       Mar-2009  Mar-2009   Mar-2009
Average monthly growth               0.5%      0.0%     -0.1%
Best monthly return                 16.7%     10.4%      9.8%
Worst monthly return               -19.4%    -17.1%    -16.8%
% of months with gains              56.9%     56.9%     56.1%
12 Month Correlation versus:
S&P 500/Citigroup Value TR
Index                                0.94      1.00      0.99
S&P 500 (TR) Index                   0.96      0.99      1.00

Index Facts
Bloomberg ticker                                  DBUSUSV
Reuters code                                     .DBEIUSV
                               S&P 500/Citigroup Value TR
Benchmark 1                                         Index
Bloomberg ticker of
Benchmark 1                                 SPTRSVX Index
Benchmark 2                            S&P 500 (TR) Index
Bloomberg ticker of
Benchmark 2                                    SPTR Index
Index sponsor                               Deutsche Bank
Number of stocks                                       30
Stocks weighting                                    Equal
Rebalancing frequency                           Quarterly
Index Currency                                        USD

The Deutsche Bank US Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             13

Deutsche Bank Euro Growth Total Return Index                  REUTERS: .DBEIEUGR
                                                             BLOOMBERG: DBEEEUGR

Index Description

The Euro Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty growth stocks from the Eurozone based on high trailing 12 month earnings momentum and selected from the Dow Jones EURO STOXX
Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the index.

[GRAPHIC OMITTED]

Monthly Performance

---------------------------------------------------------------
       1999 2000 2001 2002 2003 2004 2005  2006 2007 2008 2009
---------------------------------------------------------------
Jan    3.1%-4.8% 8.2%-1.3%-7.1% 3.6% 2.0%  3.9% 2.6%-10.0-7.3%
Feb   -1.1%10.1%-10.5-2.8%-2.5% 1.5% 2.6%  2.0%-1.3%-2.0%-7.3%
Mar    2.0% 3.9%-2.6% 7.2%-5.7%-2.8%-0.1%  5.1% 4.4%-2.7% 5.4%
Apr    3.8% 3.4%10.3% 1.1%16.1% 1.4%-4.5%  0.1% 4.5% 3.6%
May   -5.7% 1.1%-5.0%-1.4% 0.3% 0.3% 4.4% -5.2% 5.5% 0.5%
Jun    4.9% 1.8%-6.0%-6.2% 3.3% 3.7% 3.1%  0.5%-1.5%-13.6%
Jul   -3.1% 1.2%-3.8%-10.0%2.6%-3.2% 4.3%  1.3%-2.6% 2.4%
Aug    2.9% 2.9%-9.4% 2.6% 4.4%-0.4%-1.5%  2.2% 1.0%-0.4%
Sep   -2.4%-5.5%-18.0-12.9-6.5% 2.1% 4.5%  3.2% 3.2%-8.6%
Oct    2.2% 2.4% 8.7% 6.5% 9.3% 4.1%-2.8%  4.4% 2.2%-6.8%
Nov   10.7%-7.7% 9.2% 2.4% 0.8% 3.0% 4.6%  0.1%-5.2%-10.5%
Dec   17.8%-2.4% 3.4%-6.8% 1.0% 3.1% 4.1%  4.6%-3.9% 0.9%
---------------------------------------------------------------
Year  38.4% 5.0%-18.7-21.514.5%17.5%22.1% 24.1% 8.5%-39.4-9.5%
---------------------------------------------------------------

Performance Analysis  January 1998 -
August 2008                                                                      Annualised
                                                                    ---------------------------------------
                                       1 Month3 Months6 Months     YTD     1 year  3 years  5 years 10 years
Euro Growth Total Return Index            5.4%   -9.5%   -23.8% -9.5%  -36.1%   -12.8%     0.7%     0.8%
DJES LC Growth Euro TR Index              4.7%  -13.0%   -28.7%-13.0%  -40.5%   -15.7%    -4.7%    -4.4%
DJES Large Euro TR Index                  4.7%  -14.3%   -31.7%-14.3%  -42.6%   -16.9%    -3.2%      N/A
Excess Return vs DJES LC Growth
Euro TR Index                             0.7%    3.5%     4.9%  3.5%    4.5%     2.9%     5.5%     5.2%
Excess Return vs DJES Large
Euro TR Index                             0.7%    4.9%     8.0%  4.9%    6.6%     4.2%     3.9%      N/A

Performance Analysis  January 1999 -
March 2009

                                    Index     Bench1     Bench2
Growth over period                  12.7%     -33.7%     -34.5%
Compounded annual growth             1.2%      -3.9%      -4.4%
Volatility                          21.9%      24.1%      24.0%
Sharpe ratio (3.16%)             -   0.09  -    0.29 -     0.31
Maximum drawdown                   -52.5%     -64.5%     -57.4%
Start of max drawdown period      Nov-2007  Mar-2000   Apr-1999
End of max drawdown period        Mar-2009  Mar-2009   Apr-2007
Average monthly growth               0.3%      -0.2%      -0.2%
Best monthly return                 17.8%      17.3%      14.6%
Worst monthly return               -18.0%     -16.7%     -18.4%
% of months with gains              60.2%      50.4%      52.2%
12 Month Correlation versus:
DJES LC Growth Euro TR Index         0.96       1.00       0.94
DJES Large Euro TR Index             0.87       0.94       1.00

Index Facts
Bloomberg
ticker                                                 DBEEEUGR
Reuters code                                          .DBEIEUGR
Benchmark 1                        DJES LC Growth Euro TR Index
Bloomberg ticker of Benchmark 1                      SLGT Index
Benchmark 2                            DJES Large Euro TR Index
Bloomberg ticker of Benchmark 2                      LCXT Index
Index sponsor                                     Deutsche Bank
Number of stocks                                             20
Stocks eighting                                           Equal
Rebalancing frequency                                 Quarterly
Index Currency                                              EUR

The Deutsche Bank Euro Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                             14

Deutsche Bank Euro Value Total Return Index                   REUTERS: .DBEIEUVA
                                                             BLOOMBERG: DBEEEUVA

Index Description

The Euro Value Total Return Index intends to reflect the equal-weighted total return performance of twenty shares from the Eurozone based on high trailing 12 month dividend yield and selected from the Dow Jones EURO STOXX Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the Index.

[GRAPHIC OMITTED]

Monthly Performance
---------------------------------------------------------------
       1999 2000 2001 2002 2003 2004 2005  2006 2007 2008 2009
---------------------------------------------------------------
Jan    3.7%-12.0%5.1% 0.7%-5.7% 1.8% 2.3%  2.7% 2.1%-9.2%-11.4%
Feb    2.4% 4.5%-4.5% 0.0%-10.8%2.3% 2.6%  4.4%-1.8%-3.9%-13.7%
Mar    0.1% 7.1%-3.3% 6.9%-6.2%-2.5%-0.5%  3.7% 2.5%-3.0% 5.1%
Apr    7.2% 1.6% 5.3%-1.1%21.1% 3.6%-3.9% -0.6% 5.9% 7.6%
May   -2.4% 1.1%-2.3%-2.9% 5.3%-0.6% 3.6% -4.5% 2.9%-2.5%
Jun    3.2% 3.4%-3.4%-6.7% 7.5% 3.0% 3.9%  0.5%-2.3%-15.6%
Jul   -3.6% 3.5%-2.7%-15.0%5.8%-1.7% 3.9%  1.4%-3.2%-0.6%
Aug    4.2% 2.7%-4.6% 3.5% 3.0%-0.5%-0.1%  4.1% 0.1% 3.7%
Sep   -4.2%-1.2%-11.9-21.2-4.5% 1.9% 4.6%  1.7% 1.0%-10.6%
Oct    4.1% 6.7% 5.3%11.4% 4.2% 3.0%-2.6%  4.7% 2.2%-20.8%
Nov    4.6%-2.8% 6.0%12.1% 2.0% 3.6% 3.8% -0.1%-2.4%-6.4%
Dec   13.2%-0.3% 2.5%-10.0%4.7% 3.7% 3.1%  4.0%-1.4% 2.5%
---------------------------------------------------------------
Year  36.4%13.5%-9.6%-24.925.2%18.9%22.3% 23.8% 5.4%-47.6-19.7%
---------------------------------------------------------------

Historical Performance Through
March 2009                                                                 Annualised
                                                             ---------------------------------------
                                   1 Month3 Months 6 Months  YTD     1 year 3 years 5 years 10 years
Euro Value Total Return Index         5.1%  -19.7%   -39.0% -19.7%  -50.3%  -21.0%   -4.7%    -0.1%
DJES LC Value Euro TR Index           5.7%  -13.4%   -33.5% -13.4%  -47.9%  -19.5%   -3.8%    -5.0%
DJES Large Euro TR Index              4.7%  -14.3%   -31.7% -14.3%  -42.6%  -16.9%   -3.2%      N/A
Excess Return vs DJES LC Value
Euro TR Index                        -0.6%   -6.3%    -5.5% -6.3%   -2.4%   -1.5%   -0.9%     4.9%
Excess Return vs DJES Large
Euro TR Index                         0.4%   -5.4%    -7.3% -5.4%   -7.6%   -4.0%   -1.5%      N/A

Performance Analysis  January 1999 -
March 2009

                                    Index    Bench1      Bench2
Growth over period                   5.1%    -37.8%      -34.5%
Compounded annual growth             0.5%     -4.5%       -4.4%
Volatility                          23.7%     24.1%       24.0%
Sharpe ratio (3.16%)             -   0.11 -    0.32  -     0.31
Maximum drawdown                   -62.3%    -60.3%      -57.4%
Start of max drawdown period      Jun-2007 Jun-2007    Apr-1999
End of max drawdown period        Mar-2009 Mar-2009    Apr-2007
Average monthly growth               0.2%     -0.2%       -0.2%
Best monthly return                 21.1%     13.6%       14.6%
Worst monthly return               -21.2%    -20.7%      -18.4%
% of months with gains              57.7%     54.5%       52.2%
12 Month Correlation versus:
DJES LC Value Euro TR Index          0.95      1.00        0.98
DJES Large Euro TR Index             0.94      0.98        1.00

 Index Facts
 Bloomberg
 ticker                                           DBEEEUVA
 Reuters code                                    .DBEIEUVA
 Benchmark 1                   DJES LC Value Euro TR Index
 Bloomberg ticker of Benchmark 1                SLVE Index
 Benchmark 2                      DJES Large Euro TR Index
 Bloomberg ticker of
 Benchmark 2                                    LCXT Index
 Index sponsor                               Deutsche Bank
 Number of stocks                                       20
 Stocks weighting                                    Equal
 Rebalancing frequency                           Quarterly
 Index Currency                                        EUR

The Deutsche Bank Euro Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                             15

Deutsche Bank UK Growth Total Return Index                      REUTERS: .DBUKGT
                                                             BLOOMBERG: DBEEUKGT
Index Description

The UK Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty UK growth stocks based on trailing 12 month earnings momentum and selected from the FTSE 100 Index on a quarterly basis.

[GRAPHIC OMITTED]

Monthly Performance
---------------------------------------------------------------
       1999 2000 2001 2002 2003 2004 2005  2006 2007 2008 2009
---------------------------------------------------------------
Jan    5.5%-4.5% 3.7%-0.9%-9.7% 1.0% 1.7%  5.1%-3.1%-4.6% 3.2%
Feb    4.2% 3.8%-1.9% 4.0% 2.3% 4.8% 4.4%  3.5% 0.4%-4.9% 1.2%
Mar    1.7% 5.6%-6.5% 5.0%-2.4% 0.5%-2.7%  5.1% 6.2%-3.5% 5.8%
Apr    4.6%-3.5% 7.7%-3.1%10.8% 0.0%-5.0% -0.3% 0.5% 3.1%
May   -4.8% 3.4%-0.7%-0.8% 6.2%-0.1% 5.5% -3.5% 4.1% 0.5%
Jun    2.3% 3.1%-1.2%-6.9%-1.7% 3.3% 4.3%  1.8%-2.8%-6.1%
Jul   -1.9% 2.2%-2.6%-7.6% 3.7%-2.8% 5.3%  1.9%-4.4%-4.2%
Aug   -0.2% 5.3%-0.6% 0.0% 0.9% 0.2% 3.2%  1.6% 0.0% 7.3%
Sep   -3.3%-6.5%-10.3-8.1%-1.9% 5.6% 4.3%  1.1% 0.1%-16.2%
Oct    0.5% 2.8% 5.3% 6.0% 8.0% 0.7%-4.4%  2.8% 3.2%-15.3%
Nov   10.5%-3.6% 6.1%-2.3%-1.9% 5.5% 6.6%  0.4%-10.7%3.6%
Dec    8.9% 3.3% 0.8%-4.1% 2.2% 3.4% 4.8%  6.6%-1.1% 8.0%
---------------------------------------------------------------
Year  30.3%10.9%-1.8%-18.115.8%24.0%30.6% 29.1%-8.4%-30.510.5%
---------------------------------------------------------------

Historical Performance Through March 2009                                            Annualised
                                                                           ------------------------------
                                           1 Month 3 Months 6 Months    YTD 1 year 3 years5 years10 years
UK Growth Total Return Index                  5.8%    10.5%     4.7%  10.5% -12.2%   -7.4%   6.7%    5.9%
FTSE 100 TR Index                             3.0%   -10.3%   -18.1% -10.3% -28.2%   -9.7%   1.4%   -1.5%
MSCI UK Value Index (TR)                      3.0%    -5.5%   -16.2%  -5.5% -26.8%   -7.2%   2.1%   -2.1%
Excess Return vs FTSE 100 TR Index            2.9%    20.8%    22.8%  20.8%  15.9%    2.3%   5.3%    7.4%
Excess Return vs MSCI UK Value Index (TR)     2.9%    16.0%    20.9%  16.0%  14.6%   -0.1%   4.6%    8.0%

Performance Analysis  January 1999 -
March 2009
                                    Index    Bench1    Bench2
Growth over period                  98.0%     -7.4%    -14.0%
Compounded annual growth             6.9%     -0.7%     -1.5%
Volatility                          21.5%     20.9%     21.3%
Sharpe ratio (4.82%)                 0.10 -    0.27  -   0.29
Maximum drawdown                   -47.3%    -44.4%    -44.2%
Start of max drawdown period     Jun-2007  Jan-2000  Sep-2000
End of max drawdown period       Mar-2009  Feb-2006  Mar-2007
Average monthly growth               0.7%      0.0%      0.0%
Best monthly return                 10.8%      9.0%      9.8%
Worst monthly return               -16.2%    -12.9%    -14.4%
% of months with gains              61.0%     57.7%     57.7%
12 Month Correlation
versus:
FTSE 100 TR Index                    0.93      1.00     0.97
MSCI UK Value Index (TR)             0.95      0.97     1.00

Index Facts
Bloomberg ticker                                 DBEEUKGT
Reuters code                                      .DBUKGT
Benchmark 1                             FTSE 100 TR Index
Bloomberg ticker of Benchmark 1               TUKXG Index
Benchmark 2                      MSCI UK Value Index (TR)
Bloomberg ticker of Benchmark 2              NLDGUK Index
Index sponsor                               Deutsche Bank
Number of stocks                                       20
Stocks weighting                                    Equal
Rebalancing frequency                           Quarterly
Index Currency                                        GBP

The Deutsche Bank UK Growth was launched on November 01, 2002 and has no prior operating history. All pro-forma performance Total Return Index data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                             16

Deutsche Bank UK Value Total Return Index
                                                                REUTERS: .DBUKVT
                                                             BLOOMBERG: DBEEUKVT

Index Description

The UK Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with a low 12 month trailing price earnings ratio selected from the FTSE 100 Index on a quarterly basis.

12 Months Volatility

[GRAPHIC OMITTED]

 Absolute Return

[GRAPHIC OMITTED]

Cumulative Excess Index vs FTSE 100
[GRAPHIC OMITTED]

Monthly Performance
---------------------------------------------------------------
       1999 2000 2001 2002 2003 2004 2005  2006 2007 2008 2009
---------------------------------------------------------------
Jan   -2.1%-6.2%-0.3% 3.5%-7.0%-1.2% 2.5%  5.0%-3.8%-1.4%-4.8%
Feb    5.2% 0.6%-0.4% 1.4% 4.9% 2.9% 0.9%  3.3% 0.0%-9.3% 1.1%
Mar    0.3% 9.1%-3.6% 7.5%-3.0%-0.2%-0.4%  4.0% 5.0%-0.3%20.2%
Apr    9.8% 0.7% 4.0% 3.0%12.4% 2.1%-5.1% -0.7% 0.3%-1.3%
May   -3.1% 7.8% 2.8% 3.6% 5.4% 1.2% 5.5% -3.3% 2.8%-3.8%
Jun    1.6% 2.1% 0.4%-7.5% 0.3% 2.9% 4.1%  2.9%-1.0%-13.2%
Jul   -4.4% 1.1%-4.2%-6.1% 3.4%-2.3% 4.2%  1.4%-3.3%-1.0%
Aug    0.5% 6.7% 0.0% 1.3% 3.7% 1.9% 1.6%  1.0%-0.6% 5.5%
Sep   -1.8%-2.5%-9.8%-8.8%-1.6% 0.4% 2.6%  1.2%-5.6%-21.8%
Oct   -2.6% 1.5% 2.7% 6.2% 4.0% 2.2%-2.4%  3.1% 1.6%-18.0%
Nov    2.0% 6.1% 5.3%-0.1% 1.0% 1.0% 4.5%  0.5%-5.1%10.6%
Dec    1.9% 3.0% 2.4%-4.6% 3.1% 6.2% 6.4%  4.8%-4.4%-1.9%
---------------------------------------------------------------
Year   6.8%33.1%-1.6%-2.2%28.4%18.1%26.5% 25.6%-13.8-46.615.7%
---------------------------------------------------------------

Historical Performance Through March 2009                                            Annualised
                                                                         ---------------------------------
                                            1 Month 3 Months 6 Months    YTD 1 year 3 years5 years10 years
UK Value Total Return Index                   20.2%    15.7%     2.9%  15.7% -30.7%  -16.0%  -0.3%    5.4%
FTSE 100 TR Index                              3.0%   -10.3%   -18.1% -10.3% -28.2%   -9.7%   1.4%   -1.5%
MSCI UK Growth Index (TR)                      3.3%   -16.8%   -22.4% -16.8% -32.2%  -13.5%  -0.6%   -1.3%
Excess Return vs FTSE 100 TR Index            17.2%    26.0%    21.0%  26.0%  -2.6%   -6.3%  -1.7%    6.9%
Excess Return vs MSCI UK Growth Index (TR)    16.8%    32.5%    25.3%  32.5%   1.4%   -2.5%   0.3%    6.7%

Performance Analysis  January 1999 -
March 2009
                                    Index    Bench1    Bench2
Growth over period                  75.4%     -7.4%     -4.3%
Compounded annual growth             5.6%     -0.7%     -0.4%
Volatility                          24.5%     20.9%     21.9%
Sharpe ratio (4.82%)                 0.03 -    0.27  -   0.24
Maximum drawdown                   -59.2%    -44.4%    -45.8%
Start of max drawdown period    Jun-2007  Jan-2000   Nov-2007
End of max drawdown period       Mar-2009  Feb-2006   Mar-2009
Average monthly growth               0.6%      0.0%      0.1%
Best monthly return                 20.2%      9.0%      9.9%
Worst monthly return               -21.8%    -12.9%    -15.6%
% of months with gains              61.8%     57.7%     58.5%
12 Month Correlation
versus:
FTSE 100 TR Index                    0.89      1.00      0.97
MSCI UK Growth Index (TR)            0.90      0.97      1.00

Index Facts
Bloomberg ticker                                 DBEEUKVT
Reuters code                                      .DBUKVT
Benchmark 1                             FTSE 100 TR Index
Bloomberg ticker of Benchmark1                TUKXG Index
Benchmark 2                     MSCI UK Growth Index (TR)
Bloomberg ticker of Benchmark2               NDLVUK Index
Index sponsor                               Deutsche Bank
Number of stocks                                       20
Stocks weighting                                    Equal
Rebalancing frequency                           Quarterly
Index Currency                                        GBP

The Deutsche Bank UK Value was launched on November 01, 2002 and has no prior operating history. All pro-forma Total Return Index performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                             17

Deutsche Bank Japan Growth Total Return Index                    REUTERS: .DBJGT
                                                              BLOOMBERG: DBAPJGT

Index Description

The Japan Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty JPY growth stocks based on trailing 12 month earnings momentum and selected from the Topix 100 Index on a quarterly basis.

[GRAPHIC OMITTED]

12 Months Volatility

[GRAPHIC OMITTED]

Cumulative Excess Index vs TOPIX W/Dividend TOPIX 100 (TR)
[GRAPHIC OMITTED]

Monthly Performance

       1999 2000 2001 2002 2003 2004  2005 20062007  2008 2009
Jan   -1.7% 1.3% 2.4%-9.1%-3.5% 3.6% -1.6% 5.3%2.8%-10.1%-4.6%
Feb    0.5% 4.6%-8.4% 2.5%-0.6% 4.3%  4.6% 0.8%0.0%  2.1%-4.1%
Mar   13.7% 4.0% 1.2% 2.5%-4.5% 5.0% -1.5% 4.5%-0.2-10.3%-0.2%
Apr    5.2% 2.5% 8.8% 2.3%-0.9% 1.5% -4.8%-1.8%-0.3%14.9%
May    0.6%-2.1%-4.3% 2.1% 4.3%-2.2%  2.0%-7.1%4.1%  3.8%
Jun   10.4% 2.7%-5.1%-7.7% 5.1% 1.5%  1.7%-0.7%2.7% -6.2%
Jul    2.2%-6.9%-8.1%-6.2% 4.9%-4.0%  3.1% 0.4%-3.5%-2.5%
Aug   -1.9% 0.8%-8.6% 0.9% 5.0%-0.4%  5.1% 3.9%-5.3%-4.7%
Sep    4.3%-1.0%-8.7% 0.0% 2.6%-1.3% 14.9%-2.9%2.4%-18.8%
Oct    3.8%-1.8% 4.2%-3.5% 3.4%-1.4%  2.5% 1.6%-0.6-23.7%
Nov    0.3%-0.6% 1.1% 4.9%-5.1% 4.3%  4.8%-1.5%-8.5%-3.0%
Dec   -0.1%-3.8%-1.6%-2.8% 2.8% 3.6%  7.3% 5.1%-3.0% 2.2%
Year  42.8%-1.0%-25.4-14.313.5%15.1% 43.7% 7.0%-9.8-47.5%-8.7%

Historical Performance Through March 2009                                             Annualised
                                                                             ------------------------------
                                             1 Month 3 Months 6 Months    YTD 1 year 3 years5 years10 years
Japan Growth Total Return Index                -0.2%    -8.7%   -30.9%  -8.7% -41.7%  -25.3%  -7.6%   -3.5%
TOPIX W/Dividend TOPIX 100 (TR)                 2.3%    -9.5%   -31.9%  -9.5% -37.8%  -22.7%  -7.8%   -5.5%
MSCI Japan Growth (TR)                          3.0%   -12.9%   -35.0% -12.9% -42.6%  -26.6%  -9.9%   -8.0%
Excess Return vs TOPIX W/Dividend TOPIX 100
(TR)                                           -2.5%     0.8%     1.0%   0.8%  -3.9%   -2.6%   0.2%    1.9%
Excess Return vs MSCI Japan Growth (TR)        -3.2%     4.2%     4.0%   4.2%   0.9%    1.3%   2.4%    4.4%

Performance Analysis  January 1999 -
March 2009
                                    Index    Bench1    Bench2
Growth over period                 -21.5%    -31.9%    -49.1%
Compounded annual growth            -2.3%     -3.7%     -6.4%
Volatility                          24.1%     24.7%     25.1%
Sharpe ratio (0.19%)            -    0.11 -    0.16  -   0.26
Maximum drawdown                   -60.4%    -62.7%    -69.8%
Start of max drawdown period     Jul-2007  Jan-2000  Mar-2000
End of max drawdown period       Mar-2009  Mar-2009  Mar-2009
Average monthly growth               0.0%     -0.2%     -0.4%
Best monthly return                 14.9%     14.9%     13.4%
Worst monthly return               -23.7%    -21.4%    -23.4%
% of months with gains              53.7%     52.0%     50.4%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100(TR)       0.98      1.00      0.99
MSCI Japan Growth (TR)               0.97      0.99      1.00

Index Facts
Bloomberg ticker                                  DBAPJGT
Reuters code                                       .DBJGT
                               TOPIX W/Dividend TOPIX 100
Benchmark 1                                          (TR)
Bloomberg ticker of
Benchmark 1                                 TPXD100 Index
Benchmark 2                        MSCI Japan Growth (TR)
Bloomberg ticker of
Benchmark 2                                  NAGLJN Index
Index sponsor                               Deutsche Bank
Number of stocks                                       20
Stocks weighting                                    Equal
Rebalancing frequency                           Quarterly
Index Currency                                        JPY

The Deutsche Bank Japan Growth Total Return Index was launched on November 01,
2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                             18

Deutsche Bank Japan Value Total Return Index                     REUTERS: .DBJVT
                                                              BLOOMBERG: DBAPJVT

Index Description

The Japan Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with the lowest 12 month trailing price-earnings ratio selected from the TOPIX 100 Index on a quarterly basis.

[GRAPHIC OMITTED]

Monthly Performance

---------------------------------------------------------------
       1999 2000 2001 2002 2003 2004 2005  2006 2007 2008 2009
---------------------------------------------------------------
Jan    2.3% 7.2% 0.1%-6.1%-2.4% 5.4%-2.1% -0.3% 5.3%-9.3%-6.3%
Feb   -0.4% 1.3%-3.3% 0.5%-0.6% 5.4% 4.0% -0.2% 5.2% 1.1%-3.1%
Mar   14.2% 7.0% 4.7% 4.3%-4.4% 4.6% 0.2%  2.7% 0.9%-11.1%6.4%
Apr    2.9% 4.4% 4.9% 3.7% 4.6% 1.2%-4.5%  0.5%-2.6%16.8%
May    2.2%-2.1%-1.6% 2.1% 6.0%-1.1% 2.2% -5.0% 9.6% 7.0%
Jun   11.8% 1.1% 3.1%-7.4% 6.9% 4.1% 2.5% -0.6% 4.3%-9.0%
Jul    3.7%-3.4%-4.1%-2.8% 6.2% 0.3% 2.0% -0.2% 1.2% 0.4%
Aug    0.1% 0.6%-5.6% 2.3% 6.6% 0.3% 7.5%  5.0%-10.7-6.9%
Sep    1.5% 0.3%-9.1%-3.4% 3.2%-2.4%15.8% -3.7% 3.6%-19.5%
Oct   -5.3%-0.3% 5.7%-4.3%-0.8%-1.6%-0.3% -0.1%-1.7%-24.7%
Nov   -0.9%-0.7% 3.1% 4.5% 0.0% 2.7% 4.0%  1.4%-6.7%-5.8%
Dec   -2.1%-1.0%-2.2%-2.6% 2.9% 4.2% 5.4%  6.8%-4.4% 2.5%
---------------------------------------------------------------
Year  32.6%14.7%-5.4%-9.7%31.3%25.3%41.6%  5.7% 2.1%-49.2-3.4%
---------------------------------------------------------------

Historical Performance Through March 2009                                                  Annualised
                                                                                 -------------------------------
                                               1 Month 3 Months   6 Months    YTD  1 year 3 years5 years10 years
Japan Value Total Return Index                    6.4%    -3.4%     -29.8%  -3.4%  -39.9%  -19.7%  -4.2%    3.2%
TOPIX W/Dividend TOPIX 100 (TR)                   2.3%    -9.5%     -31.9%  -9.5%  -37.8%  -22.7%  -7.8%   -5.5%
MSCI Japan Value (TR)                             3.1%    -5.3%     -23.7%  -5.3%  -30.0%  -17.8%  -2.9%   -0.8%
Excess Return vs TOPIX W/Dividend
TOPIX 100(TR)                                     4.1%     6.0%       2.1%   6.0%   -2.1%    3.0%   3.6%    8.7%
Excess Return vs MSCI Japan Value (TR)            3.2%     1.9%      -6.0%   1.9%   -9.9%   -1.9%  -1.3%    4.0%

Performance Analysis  January 1999 -
March 2009
                                    Index      Bench1  Bench2
Growth over period                  60.2%      -31.9%   10.1%
Compounded annual growth             4.7%       -3.7%    0.9%
Volatility                          26.1%       24.7%   22.5%
Sharpe ratio (0.19%)                 0.17 -      0.16    0.03
Maximum drawdown                   -62.6%      -62.7%  -53.0%
Start of max drawdown period     Aug-2007    Jan-2000Jul-2007
End of max drawdown period       Mar-2009    Mar-2009Mar-2009
Average monthly growth               0.6%       -0.2%    0.2%
Best monthly return                 16.8%       14.9%   15.4%
Worst monthly return               -24.7%      -21.4%  -18.8%
% of months with gains              56.9%       52.0%   50.4%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100(TR)       0.96        1.00    0.99
MSCI Japan Value (TR)                0.95        0.99    1.00

Index Facts
Bloomberg ticker                                  DBAPJVT
Reuters code                                       .DBJVT
                               TOPIX W/Dividend TOPIX 100
Benchmark 1                                          (TR)
Bloomberg ticker of Benchmark 1             TPXD100 Index
Benchmark 2                         MSCI Japan Value (TR)
Bloomberg ticker of Benchmark 2              NAVLJN Index
Index sponsor                               Deutsche Bank
Number of stocks                                       20
Stocks weighting                                    Equal
Rebalancing frequency                           Quarterly
Index Currency                                        JPY

The Deutsche Bank Japan Value Total Return Index was launched on November 01,
2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                             19

S&P X-Alpha USD Total Return Index                              REUTERS: .SPXADT
                                                               BLOOMBERG: SPXADT
Index Description

S&P X-Alpha USD Total Return Index is a weighted combination of 8 Deutsche Bank
Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%.
The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

12 Months Volatility

[GRAPHIC OMITTED]

Absolute Return

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Monthly Performance

---------------------------------------------------------------
       1999 2000 2001 2002 2003 2004 2005  2006 2007 2008 2009
---------------------------------------------------------------
Jan   -0.7%-1.2% 3.4% 1.3% 0.2%-0.1% 1.7%  5.6% 0.0% 2.4% 2.0%
Feb    1.4% 0.8% 3.0% 0.6%-0.8% 1.6% 4.9% -1.4% 1.8%-1.4% 1.8%
Mar    0.0% 3.7% 1.7% 2.7%-1.8% 1.9% 0.3%  3.0% 3.2%-1.3% 1.2%
Apr    2.0% 2.4% 0.4% 5.8% 1.5% 0.2%-1.6%  0.9% 0.6% 1.2%
May    1.5% 3.7% 0.2% 0.5% 4.0% 0.3% 0.1%  0.6% 1.3% 0.5%
Jun   -1.7%-1.5% 0.1% 3.1%-0.9% 2.4% 3.7%  2.0%-0.3%-1.5%
Jul   -0.5% 1.4% 0.5% 0.5% 0.6% 0.5% 1.2%  0.6% 0.1%-2.1%
Aug   -0.9% 2.3% 2.1% 0.9% 2.0% 0.2% 3.2% -1.9%-1.2%-0.9%
Sep    0.1% 1.8%-1.5% 0.3% 0.8% 3.0% 2.2% -1.1%-0.3%-2.0%
Oct   -0.8% 2.1% 1.0%-5.0% 1.4% 0.2%-0.6%  1.8% 0.2%-1.1%
Nov   -2.6% 1.8%-0.4%-0.8% 0.7% 2.9% 0.1%  1.3%-2.7% 0.0%
Dec    0.7% 3.6% 1.1% 2.2%-0.8% 1.0% 0.7%  0.2%-2.1% 0.7%
---------------------------------------------------------------
Year  -1.6%22.7%12.1%12.4% 7.0%15.0%16.8% 11.9% 0.3%-5.4% 5.2%
---------------------------------------------------------------

Historical Performance Through
March 2009                                                                           Annualised
                                                                      -----------------------------------
                                            1 Month3 Months6 Months YTD     1 year 3 years5 years10 years
S&P X-Alpha USD Total Return Index             1.2%    5.2%    4.9%  5.2%   -0.2%    1.4%   7.7%    9.3%
MSCI World Index                               7.5%  -11.9%  -31.1%-11.9%  -42.6%  -13.8%  -3.5%   -2.2%
HFRX USD Equity Market Neutral
Index                                         -1.6%   -2.5%   -3.7% -2.5%   -3.6%    1.1%   0.7%     N/A
Excess Return vs MSCI World Index             -6.3%   17.1%   36.0% 17.1%   42.4%   15.1%  11.2%   11.5%
Excess Return vs HFRX USD Equity Market
Neutral Index                                  2.8%    7.7%    8.6%  7.7%    3.5%    0.3%   7.0%     N/A
Performance Analysis  January 1999 -
March 2009

                                    Index     Bench1     Bench2
Growth over period                 144.1%     -17.4%       1.7%

Compounded annual growth             9.1%      -1.8%       0.3%

Volatility                           6.3%      17.2%       4.5%

Sharpe ratio (3.42%)                 0.90  -    0.31 -     0.70

Maximum drawdown                   -12.0%     -54.0%      -6.8%
Start of max drawdown period      Jun-2007  Nov-2007   Jul-2007
End of max drawdown period        Mar-2009  Mar-2009   Mar-2009

Average monthly growth               0.7%       0.0%       0.0%
Best monthly return                  5.8%       8.9%       2.5%
Worst monthly return                -5.0%     -19.0%      -2.8%
% of months with gains              71.5%      54.5%      59.7%
12 Month Correlation versus:
MSCI World Index                     0.48       1.00      -0.29
HFRX USD Equity Market Neutral
Index                               -0.11      -0.29       1.00

 Index Facts
 Bloomberg
 ticker                                             SPXADT
 Reuters code                                      .SPXADT
 Benchmark 1                              MSCI World Index
 Bloomberg ticker of
 Benchmark 1                                  NDDUWI Index
 Benchmark 2          HFRX USD Equity Market Neutral Index
 Bloomberg ticker of Benchmark 2             HFRXEMN Index
 Index sponsor                               Deutsche Bank
 Rebalancing frequency                           Quarterly
 Index Currency                                        USD

The S&P X-Alpha USD Total Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                             20

 S&P X-Alpha USD Excess Return Index                            REUTERS: .SPXADE
                                                               BLOOMBERG: SPXADE
Index Description

S&P X-Alpha USD Excess Return Index is a weighted combination of 8 Deutsche
Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%.
The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

12 Months Volatility

[GRAPHIC OMITTED]

Monthly Performance

---------------------------------------------------------------
       1999 2000 2001 2002 2003 2004 2005  2006 2007 2008 2009
---------------------------------------------------------------
Jan   -1.1%-1.7% 2.9% 1.1% 0.1%-0.2% 1.6%  5.3%-0.5% 2.1% 2.0%
Feb    1.0% 0.3% 2.6% 0.4%-0.9% 1.6% 4.7% -1.8% 1.4%-1.6% 1.8%
Mar   -0.5% 3.2% 1.2% 2.5%-1.9% 1.8% 0.1%  2.6% 2.8%-1.6% 1.2%
Apr    1.7% 2.0% 0.0% 5.7% 1.4% 0.1%-1.9%  0.6% 0.2% 1.0%
May    1.1% 3.2%-0.1% 0.4% 3.9% 0.2%-0.1%  0.1% 0.9% 0.3%
Jun   -2.1%-2.0%-0.2% 3.0%-1.0% 2.3% 3.4%  1.5%-0.7%-1.7%
Jul   -0.9% 0.8% 0.2% 0.4% 0.5% 0.4% 0.9%  0.2%-0.4%-2.3%
Aug   -1.3% 1.8% 1.8% 0.8% 1.9% 0.1% 2.9% -2.4%-1.7%-1.1%
Sep   -0.3% 1.3%-1.7% 0.2% 0.7% 2.9% 1.9% -1.5%-0.7%-2.2%
Oct   -1.2% 1.5% 0.7%-5.1% 1.3% 0.1%-1.0%  1.3%-0.2%-1.1%
Nov   -3.1% 1.2%-0.5%-0.9% 0.6% 2.7%-0.3%  0.8%-3.1% 0.0%
Dec    0.2% 3.1% 0.9% 2.1%-0.9% 0.8% 0.4% -0.3%-2.5% 0.7%
---------------------------------------------------------------
Year  -6.4%15.5% 8.0%10.6% 5.8%13.5%13.2%  6.5%-4.7%-7.2% 5.1%
---------------------------------------------------------------

Historical Performance Through
March 2009                                                                        Annualised
                                                                     ---------------------------------
                                          1 Month3 Months6 Months YTD    1 year 3 years5 years10 years
S&P X-Alpha USD Excess Return                1.2%    5.1%    4.7%  5.1%  -1.3%   -2.2%   4.3%    5.7%
MSCI World Index                             7.5%  -11.9%  -31.1%-11.9% -42.6%  -13.8%  -3.5%   -2.2%
HFRX USD Equity Market Neutral Index        -1.6%   -2.5%   -3.7% -2.5%  -3.6%    1.1%   0.7%     N/A
Excess Return vs MSCI World Index           -6.3%   17.1%   35.8% 17.1%  41.2%   11.5%   7.8%    8.0%
Excess Return vs HFRX USD Equity Market
Neutral Index                                2.8%    7.6%    8.4%  7.6%   2.3%   -3.3%   3.6%     N/A

Performance Analysis  January 1999 -
March 2009

                                    Index     Bench1     Bench2
Growth over period                  73.9%     -17.4%       1.7%

Compounded annual growth             5.5%      -1.8%       0.3%

Volatility                           6.4%      17.2%       4.5%

Sharpe ratio (3.42%)                 0.87  -    0.31 -     0.70

Maximum drawdown                   -16.2%     -54.0%      -6.8%
Start of max drawdown period      Jun-2007  Nov-2007   Jul-2007
End of max drawdown period        Mar-2009  Mar-2009   Mar-2009

Average monthly growth               0.5%       0.0%       0.0%
Best monthly return                  5.7%       8.9%       2.5%
Worst monthly return                -5.1%     -19.0%      -2.8%
% of months with gains              63.4%      54.5%      59.7%
12 Month Correlation versus:
MSCI World Index                     0.48       1.00      -0.29
HFRX USD Equity Market Neutral
Index                               -0.11      -0.29       1.00

Index Facts
Bloomberg
ticker                                             SPXADE
Reuters code                                      .SPXADE
Benchmark 1                              MSCI World Index
Bloomberg ticker of Benchmark 1              NDDUWI Index
Benchmark 2          HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2             HFRXEMN Index
Index sponsor                               Deutsche Bank
Rebalancing frequency                            Quarterly
Index Currency                                         USD

The S&P X-Alpha USD Excess Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                             21

Deutsche Bank X-Alpha USD Total Return

                                                             BLOOMBERG: DBGLXAT

Index Description

Deutsche Bank X-Alpha USD Total Return Index is a weighted combination of 8
Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50%
and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

Absolute Return

[GRAPHIC OMITTED]

12 Months Volatility

[GRAPHIC OMITTED]

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index

[GRAPHIC OMITTED][

 Monthly Performance

-------------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009
-------------------------------------------------------------------------------------
Jan       0.7%   1.5%   3.5%   1.1%   0.3%  -0.7%   1.9%   5.2%  -0.3%   2.7%   2.0%
Feb       0.9%   1.7%   3.1%   0.5%  -0.9%   1.9%   4.7%  -1.3%   1.7%  -1.5%   1.2%
Mar       0.0%   3.4%   1.6%   2.4%  -1.6%   2.0%   0.3%   3.1%   3.1%  -1.6%   1.4%
Apr       2.0%   0.7%   0.6%   8.2%   1.0%   1.0%  -1.7%   0.5%   1.7%   1.7%
May       1.4%   3.4%   0.2%   0.4%   4.4%   0.1%   0.1%   0.3%   1.3%   0.3%
Jun      -1.9%  -1.4%   0.1%   2.9%  -0.7%   2.5%   3.8%   2.3%  -0.3%  -1.6%
Jul      -0.7%   1.5%   0.5%  -1.3%   1.1%   0.7%   1.1%   0.1%  -0.3%  -1.9%
Aug      -0.8%   2.3%   1.7%   0.7%   2.1%   0.2%   3.3%  -2.0%  -1.5%  -0.9%
Sep       0.1%   1.7%  -1.5%   0.4%   0.9%   3.0%   2.2%  -1.1%  -0.4%  -2.2%
Oct       0.2%   2.8%   1.5%  -4.5%   1.0%   0.2%  -1.1%   2.2%   0.2%  -1.2%
Nov      -3.3%   1.7%  -0.3%  -0.8%   0.8%   3.1%   0.1%   1.3%  -2.2%  -0.3%
Dec       0.5%   3.6%   1.1%   2.2%  -0.7%   1.0%   0.8%   0.2%  -2.2%   0.7%
-------------------------------------------------------------------------------------
Year     -1.2%  25.3%  12.8%  12.4%   7.8%  16.1%  16.5%  11.1%   0.6%  -5.8%   4.6%
-------------------------------------------------------------------------------------

Annual Returns

[GRAPHIC OMITTED]

Historical Performance Through March 2009                                                                    Annualised
                                                                                              ------------------------------------
                                                      1 Month   3 Months  6 Months    YTD     1 year    3 years  5 years  10 years
Deutsche Bank X-Alpha USD Total Return Index             1.4%       4.6%     3.8%     4.6%     -1.0%       1.0%     7.6%      9.5%
MSCI World Index                                         7.5%     -11.9%   -31.1%   -11.9%    -42.6%     -13.8%    -3.5%     -2.2%
HFRX USD Equity Market Neutral Index                    -1.6%      -2.5%    -3.7%    -2.5%     -3.6%       1.1%     0.7%       N/A
Excess Return vs MSCI World Index                       -6.2%      16.6%    34.9%    16.6%     41.6%      14.7%    11.1%     11.7%
Excess Return vs HFRX USD Equity Market Neutral Index    2.9%       7.1%     7.5%     7.1%      2.7%      -0.1%     6.9%       N/A

Performance Analysis  January 1999 - March 2009
                                                   Index        Bench1          Bench2
Growth over period                                152.0%        -17.4%            1.7%
Compounded annual growth                            9.4%         -1.8%            0.3%
Volatility                                          6.5%         17.2%            4.5%
Sharpe ratio (3.42%)                                0.92         -0.31           -0.70
Maximum drawdown                                  -12.6%        -54.0%           -6.8%
Start of max drawdown period                    Jun-2007      Nov-2007        Jul-2007
End of max drawdown period                      Mar-2009      Mar-2009        Mar-2009
Average monthly growth                              0.8%          0.0%            0.0%
Best monthly return                                 8.2%          8.9%            2.5%
Worst monthly return                               -4.5%        -19.0%           -2.8%
% of months with gains                             71.5%         54.5%           59.7%
12 Month Correlation versus:
MSCI World Index                                    0.50          1.00           -0.29
HFRX USD Equity Market Neutral Index               -0.06         -0.29            1.00

Index Facts
Bloomberg ticker                                                       DBGLXAT
Reuters code                                                          .DBGLXAT
Benchmark 1                                                   MSCI World Index
Bloomberg ticker of Benchmark 1                                   NDDUWI Index
Benchmark 2                               HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                                  HFRXEMN Index
Index sponsor                                                    Deutsche Bank
Rebalancing frequency                                                Quarterly
Index Currency                                                             USD

The Deutsche Bank X-Alpha USD Total Return Index was launched on October 31,
2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             22

Deutsche Bank X-Alpha USD Excess Return Index

                                                             BLOOMBERG: DBGLXAE

Index Description

Deutsche Bank X-Alpha USD Excess Return Index is a weighted combination of 8
Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50%
and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

12 Months Volatility

[GRAPHIC OMITTED]

 Absolute Return

[GRAPHIC OMITTED]

 Cumulative Excess Index vs HFRX USD Equity Market Neutral Index

[GRAPHIC OMITTED]

Monthly Performance

--------------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006    2007  2008    2009
--------------------------------------------------------------------------------------
Jan       0.3%   1.1%   3.0%   1.0%   0.2%  -0.8%   1.8%   4.8%   -0.8%  2.4%    2.0%
Feb       0.6%   1.2%   2.7%   0.4%  -1.0%   1.8%   4.5%  -1.7%    1.3% -1.7%    1.2%
Mar      -0.4%   2.9%   1.2%   2.3%  -1.7%   1.9%   0.1%   2.7%    2.7% -1.8%    1.3%
Apr       1.6%   0.3%   0.2%   8.1%   0.9%   0.9%  -1.9%   0.1%    1.3%  1.5%
May       1.0%   2.8%  -0.1%   0.2%   4.3%   0.0%  -0.1%  -0.1%    0.9%  0.1%
Jun      -2.3%  -1.9%  -0.3%   2.8%  -0.8%   2.4%   3.6%   1.8%   -0.7% -1.8%
Jul      -1.2%   0.9%   0.2%  -1.4%   1.0%   0.6%   0.9%  -0.4%   -0.8% -2.0%
Aug      -1.3%   1.7%   1.4%   0.6%   2.0%   0.0%   3.0%  -2.4%   -1.9% -1.1%
Sep      -0.4%   1.2%  -1.7%   0.3%   0.8%   2.8%   1.9%  -1.5%   -0.8% -2.4%
Oct      -0.3%   2.2%   1.3%  -4.7%   0.9%   0.1%  -1.4%   1.7%   -0.3% -1.3%
Nov      -3.8%   1.2%  -0.5%  -0.9%   0.8%   2.9%  -0.3%   0.9%   -2.6% -0.3%
Dec       0.0%   3.1%   0.9%   2.1%  -0.8%   0.9%   0.5%  -0.2%   -2.6%  0.7%
--------------------------------------------------------------------------------------
Year     -6.1%  17.9%   8.6%  10.7%   6.6%  14.6%  13.0%   5.7%   -4.4% -7.6%    4.6%
--------------------------------------------------------------------------------------

Annual Returns

[GRAPHIC OMITTED]

Historical Performance Through March 2009
                                                                                                              Annualised
                                                                                        --------------------------------------------
                                                        1 Month  3 Months  6 Months   YTD     1 year  3 years  5 years 10 years
Deutsche Bank X-Alpha USD Excess Return Index              1.3%      4.6%      3.6%   4.6%      -2.1%   -2.6%    4.2%    6.0%
MSCI World Index                                           7.5%    -11.9%    -31.1% -11.9%     -42.6%  -13.8%   -3.5%   -2.2%
HFRX USD Equity Market Neutral Index                      -1.6%     -2.5%     -3.7%  -2.5%      -3.6%    1.1%    0.7%     N/A
Excess Return vs MSCI World Index                         -6.2%     16.5%     34.7%  16.5%      40.5%   11.1%    7.7%    8.2%
Excess Return vs HFRX USD Equity Market Neutral Index      2.9%      7.1%      7.3%   7.1%       1.5%   -3.7%    3.5%     N/A

Performance Analysis  January 1999 - March 2009
                                                   Index         Bench1        Bench2
Growth over period                                 79.5%         -17.4%          1.7%
Compounded annual growth                            5.9%          -1.8%          0.3%
Volatility                                          6.5%          17.2%          4.5%
Sharpe ratio (3.42%)                                0.90 -         0.31-         0.70
Maximum drawdown                                  -16.8%         -54.0%         -6.8%
Start of max drawdown period                    Jun-2007       Nov-2007      Jul-2007
End of max drawdown period                      Mar-2009       Mar-2009      Mar-2009
Average monthly growth                              0.5%           0.0%          0.0%
Best monthly return                                 8.1%           8.9%          2.5%
Worst monthly return                               -4.7%         -19.0%         -2.8%
% of months with gains                             61.8%          54.5%         59.7%
12 Month Correlation versus:
MSCI World Index                                    0.50           1.00         -0.29
HFRX USD Equity Market Neutral Index               -0.06          -0.29          1.00

Index Facts
Bloomberg ticker                                                                    DBGLXAE
Reuters code                                                                       .DBGLXAE
Benchmark 1                                                                MSCI World Index
Bloomberg ticker of Benchmark 1                                                NDDUWI Index
Benchmark 2                                            HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                                               HFRXEMN Index
Index sponsor                                                                 Deutsche Bank
Rebalancing frequency                                                             Quarterly
Index Currency                                                                          USD

The Deutsche Bank X-Alpha USD Excess Return Index was launched on October 31,
2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             23

DBIQ ImpAct Dollar Equity Volatility (Bid) Index

                                                             REUTERS: .DBVEUSDB
                                                            BLOOMBERG: DBVEUSDB

Index Description

The DBIQ ImpAct Dollar Equity Volatility Index aims to measure the return streams associated with volatility in US equity market. The index seeks to take advantage of the differential between implied and realised volatility in this market. The ImpAct Dollar Equity Volatility Index Historical Levels since inception date have been restated as of Aug-22, 2007 due to a slight calculation methodology change. Both index guide and index quick reference have been updated to reflect the change. The DBIQ ImpAct Dollar Equity Volatility
Index is calculated with the closing MID option prices.

Absolute Return

[GRAPHIC OMITTED]

12 Months Volatility

[GRAPHIC OMITTED]

Cumulative Excess Index vs iBoxx USD Treasury TR Index

[GRAPHIC OMITTED]

Monthly Performance

--------------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006    2007  2008    2009
--------------------------------------------------------------------------------------
Jan             -2.7%   0.7%   1.8%  -0.7%   1.7%   1.7%   0.4%    1.5% -1.6%    0.1%
Feb              2.1%  -1.2%   0.7%   2.3%   2.5%  -0.8%   0.9%   -8.7%  1.1%    0.9%
Mar             -2.3%  -0.5%   1.2%   0.3%  -0.4%   1.1%   2.1%    2.3% -0.6%   -0.4%
Apr             -3.1%  -0.7%  -0.8%   2.0%   0.6%   0.2%   0.8%    0.3%  1.5%
May              0.3%   1.2%  -1.7%   0.4%   2.5%   1.7%  -0.5%    2.5%  1.3%
Jun              1.6%   2.6%  -0.8%   1.0%   1.9%   1.6%   0.8%   -1.8% -1.5%
Jul             -0.2%   0.5%  -2.8%   1.0%   1.6%   0.6%   0.7%   -2.6%  0.3%
Aug              3.1%   1.4%  -0.9%   2.3%   0.9%   1.5%   2.3%   -2.0%  0.0%
Sep              1.0%  -0.9%   0.5%  -0.9%   1.8%   1.1%   1.5%    1.6%-16.1%
Oct             -2.2%   1.7%   0.7%   3.5%   0.0%  -1.5%   1.5%    2.3%-13.6%
Nov              0.1%   2.5%   0.4%   1.8%   2.1%   1.6%   0.4%   -1.6%  0.0%
Dec       0.2%   0.1%   1.3%   1.9%   1.4%   1.1%   2.1%   1.8%    0.1%  1.3%
--------------------------------------------------------------------------------------
Year      0.2%  -2.5%   8.9%   0.1%  15.4%  17.5%  11.3%  13.4%   -6.3%-26.2%    0.5%
--------------------------------------------------------------------------------------

Annual Returns

[GRAPHIC OMITTED]

Historical Performance Through March 2009

                                                                                                  Annualised
                                                                                   ----------------------------------------
                                                      1 Month  3 Months 6 Months    YTD      1 year  3 years   5 years
DBIQ ImpAct Dollar Equity Volatility (Bid)
Index                                                   -0.4%      0.5%   -12.1%     0.5%    -24.9%    -8.7%  -0.2%
S&P 500 (TR) Index                                       8.8%    -11.0%   -30.5%   -11.0%    -38.1%   -13.0%  -4.8%
iBoxx USD Treasury TR Index                              2.2%     -2.2%     7.4%    -2.2%      7.6%     8.5%   5.5%
Excess Return vs S&P 500 (TR) Index                     -9.2%     11.5%    18.5%    11.5%     13.1%     4.4%   4.6%
Excess Return vs iBoxx USD Treasury TR Index            -2.6%      2.7%   -19.4%     2.7%    -32.5%   -17.2%  -5.6%

Performance Analysis  December 1999 - March 2009
                                                   Index         Bench1        Bench2
Growth over period                                 26.6%         -33.8%         84.9%
Compounded annual growth                            2.6%          -4.3%          6.8%
Volatility                                          8.6%          21.9%          4.9%
Sharpe ratio (3.25%)                                0.30      -    0.35          0.74
Maximum drawdown                                  -32.8%         -50.9%         -4.8%
Start of max drawdown period                    Feb-2007       Nov-2007      Jun-2003
End of max drawdown period                      Mar-2009       Mar-2009      Feb-2004
Average monthly growth                              0.2%          -0.3%          0.6%
Best monthly return                                 3.5%           9.8%          5.5%
Worst monthly return                              -16.1%         -16.8%         -4.2%
% of months with gains                             71.4%          56.3%         69.6%
12 Month Correlation versus:
S&P 500 (TR) Index                                  0.41           1.00         -0.41
iBoxx USD Treasury TR Index                        -0.21          -0.41          1.00

Index Facts
Bloomberg ticker                                                                  DBVEUSDB
Reuters code                                                                     .DBVEUSDB
Benchmark 1                                                             S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                                 SPTR Index
Benchmark 2                                                    iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                                               ITRROV Index
Index sponsor                                                                Deutsche Bank
Index Currency                                                                         USD

The DBIQ ImpAct Dollar Equity Volatility (Bid) Index was launched on September
26, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             24

Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index

                                                             REUTERS: .DBLAUT5J
                                                            BLOOMBERG: DBLAUT5J

Index Description

Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool. The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility
Target is intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD
Total Return Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche
Bank USD Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index
leveraged 5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1). The
Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The Index is rebalanced quarterly and upon the occurrence of periods of sharply negative returns.

Absolute Return

[GRAPHIC OMITTED]

Annual Returns

[GRAPHIC OMITTED]

12 Months Volatility

[GRAPHIC OMITTED]

Monthly Performance

--------------------------------------------------------------------------------------
             2000  2001    2002   2003  2004   2005   2006     2007    2008      2009
-------------------------------------------------------------------------------------
Jan          1.7%  2.9%    1.2%   1.4%  0.9%   1.2%   1.6%     1.2%    0.2%      1.4%
Feb          1.3% -0.2%    0.5%   0.7%  2.3%   2.7%   0.9%     0.9%    0.2%      1.1%
Mar          0.5%  2.0%    1.8%  -0.3%  0.5%   0.5%   0.7%     1.6%    0.1%      0.7%
Apr          1.1%  0.4%    2.6%   5.1% -1.0%   0.7%   0.0%     1.8%    0.1%
May          2.3%  0.6%    0.6%   0.5%  0.2%   2.3%  -0.1%     1.8%    0.9%
Jun         -0.6%  0.8%    0.1%   2.8%  2.1%   2.6%   1.6%     0.7%   -0.2%
Jul          1.9%  0.0%    0.3%   0.3%  0.6%   0.6%   0.8%    -0.5%    1.0%
Aug          0.8%  0.5%    0.4%   1.3%  1.3%  -0.5%   1.8%    -2.1%   -0.7%
Sep          1.1%  1.3%    0.0%   1.1%  0.8%   2.8%   1.1%     2.2%   -3.8%
Oct          2.2%  1.1%   -1.0%   1.2%  0.4%   1.6%   0.5%     1.7%   -5.8%
Nov          1.2%  1.0%    2.9%   1.4%  2.3%   1.7%  -0.2%    -0.9%    0.0%
Dec          1.9%  1.3%    2.0%   1.1%  1.4%  -0.8%   2.5%     0.4%    0.8%
Year         16.5% 12.3%   12.1%  17.8% 12.6%  16.4% 11.5%     8.8%   -4.2%      3.3%

Percentage Allocation

[GRAPHIC OMITTED]

Historical Performance Through March 2009                                                                  Annualised
                                                                                               ---------------------------------
                                                 1 Month    3 Months    6 Months      YTD      1 year      3 years     5 years
Liquid Alpha USD 5 TR Index                         0.7%        3.3%       -1.9%      3.3%       -4.6%       4.1%         8.0%
MSCI World TR Index                                 7.6%      -11.8%      -30.9%    -11.8%      -42.2%     -13.3%        -3.0%
iBoxx USD Treasury TR Index                         2.2%       -2.2%        7.4%     -2.2%        7.6%       8.5%         5.5%
Excess Return vs iBoxx USD Treasury TR Index       -1.5%        5.5%       -9.3%      5.5%      -12.2%      -4.4%         2.5%
S&P X-Alpha USD TR Index                            1.2%        5.2%        4.9%      5.2%       -0.2%       1.4%         7.7%
DB Commodity Harvest TR Index                       4.5%       -1.1%      -29.3%     -1.1%      -36.5%      -0.2%        11.6%
USD Currency Harvest Balanced Index                 3.7%        6.2%      -13.8%      6.2%      -10.7%       2.2%         7.1%
dbSMART 5x TR Index                                -0.1%        0.5%        0.0%      0.5%       -0.5%      -0.1%         0.2%
FED FUND TR Index                                   0.0%        0.0%        0.2%      0.0%        1.2%       3.7%         3.4%

Performance Analysis  October 2002 - March 2009
                                                     Index          Bench1   Bench2
Growth over period                                  177.5%          -13.5%    80.8%
Compounded annual growth                             10.5%           -1.4%     6.0%
Volatility                                            4.3%           17.7%     4.9%
Sharpe ratio (3.46%)                                  2.44   -        0.27     0.51
Maximum drawdown                                    -10.0%          -53.7%    -4.8%
Start of max drawdown period                      Aug-2008       Nov-2007   Jun-2003
End of max drawdown period                        Mar-2009       Mar-2009   Feb-2004
Average monthly growth                                0.8%            0.1%     0.5%
Best monthly return                                   5.1%            8.9%     5.5%
Worst monthly return                                 -5.8%          -18.9%    -4.2%
% of months with gains                               84.0%           54.6%    68.1%
12 month Correlation versus:
MSCI World TR Index                                   0.45            1.00    -0.35
iBoxx USD Treasury TR Index                          -0.20           -0.35     1.00

Index Facts
Bloomberg ticker                                                      DBLAUT5J
Reuters ticker                                                       .DBLAUT5J
Benchmark 1                                                MSCI World TR Index
Bloomberg ticker of Benchmark 1                                   GDDUWI Index
Benchmark 2                                        iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                                   ITRROV Index
Index sponsor                                                    Deutsche Bank
Stocks weighting                                                      Discreet
Rebalancing frequency                                                Quarterly
Index Currency                                                             EUR

The Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index was launched on
April 23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             25

Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index

                                                             REUTERS: .DBLAUE5J
                                                            BLOOMBERG: DBLAUE5J

Index Description

Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool. The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility
Target is intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD
Total Return Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche
Bank USD Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index
leveraged 5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1).The
Deutsche Bank Liquid Alpha USD Excess Return Index 5% Volatility Target
reflects the performance of the Deutsche Bank Liquid USD Alpha Total Return
Index 5% Volatility Target minus the FED FUND performance. The Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The Index is rebalanced quarterly and upon the occurrence of periods of sharply negative returns.

Annual Returns

[GRAPHIC OMITTED]

Absolute Return

[GRAPHIC OMITTED]

12 Months Volatility

[GRAPHIC OMITTED]

Monthly Performance
---------------------------------------------------------------------------------
           2000   2001   2002    2003   2004   2005    2006   2007   2008   2009
---------------------------------------------------------------------------------
Jan        1.3%   2.4%   1.0%    1.3%   0.8%   1.0%    1.2%   0.7%  -0.1%   1.4%
Feb        0.8%  -0.7%   0.4%    0.6%   2.2%   2.5%    0.5%   0.5%   0.0%   1.1%
Mar        0.0%   1.6%   1.7%   -0.4%   0.4%   0.2%    0.3%   1.1%  -0.2%   0.7%
Apr        0.7%   0.0%   2.4%    5.0%  -1.1%   0.5%   -0.4%   1.3%  -0.1%
May        1.7%   0.2%   0.5%    0.4%   0.2%   2.1%   -0.5%   1.3%   0.7%
Jun       -1.2%   0.5%   0.0%    2.8%   2.1%   2.3%    1.2%   0.3%  -0.4%
Jul        1.4%  -0.3%   0.1%    0.2%   0.5%   0.4%    0.3%  -1.0%   0.8%
Aug        0.2%   0.2%   0.3%    1.2%   1.2%  -0.9%    1.4%  -2.6%  -0.9%
Sep        0.6%   1.0%  -0.1%    1.1%   0.7%   2.5%    0.6%   1.8%  -4.0%
Oct        1.6%   0.9%  -1.1%    1.1%   0.3%   1.3%    0.0%   1.2%  -6.0%
Nov        0.7%   0.8%   2.8%    1.3%   2.1%   1.3%   -0.6%  -1.3%   0.0%
Dec        1.4%   1.1%   1.9%    1.0%   1.2%  -1.2%    2.0%   0.1%   0.8%
---------------------------------------------------------------------------------
Year       9.5%   8.0%  10.3%   16.5%  11.1%  12.8%    6.2%   3.5%  -6.1%   3.2%
---------------------------------------------------------------------------------

Percentage Allocation

[GRAPHIC OMITTED]

Historical Performance Through March 2009

                                                                                          Annualised
                                                                         ------------------------------------------
                                        1 Month    3 Months     6 Months     YTD   1 year   3 years    5 years
Liquid Alpha USD 5 ER Index                0.7%        3.2%        -2.1%     3.2%   -5.8%      0.3%       4.5%
MSCI World TR Index                        7.6%      -11.8%       -30.9%   -11.8%  -42.2%    -13.3%      -3.0%
iBoxx USD Treasury TR Index                2.2%       -2.2%         7.4%    -2.2%    7.6%      8.5%       5.5%
S&P X-Alpha USD TR Index                   1.2%        5.2%         4.9%     5.2%   -0.2%      1.4%       7.7%
DB Commodity Harvest TR Index              4.5%       -1.1%       -29.3%    -1.1%  -36.5%     -0.2%      11.6%
USD Currency Harvest Balanced Index        3.7%        6.2%       -13.8%     6.2%  -10.7%      2.2%       7.1%
dbSMART 5x TR Index                       -0.1%        0.5%         0.0%     0.5%   -0.5%     -0.1%       0.2%
Unallocated                                0.0%        0.0%         0.2%     0.0%    1.2%      3.7%       3.4%

Performance Analysis  October 2002 - March 2009
                                                     Index          Bench1   Bench2
Growth over period                                   97.2%          -13.5%    80.8%
Compounded annual growth                              6.9%           -1.4%     6.0%
Volatility                                            4.3%           17.7%     4.9%
Sharpe ratio (3.46%)                                  1.59   -        0.27     0.51
Maximum drawdown                                    -11.4%          -53.7%    -4.8%
Start of max drawdown period                      Jul-2007      Nov-2007   Jun-2003
End of max drawdown period                        Mar-2009      Mar-2009   Feb-2004
Average monthly growth                                0.6%            0.1%     0.5%
Best monthly return                                   5.0%            8.9%     5.5%
Worst monthly return                                 -6.0%          -18.9%    -4.2%
% of months with gains                               75.6%           54.6%    68.1%
12 month Correlation versus:
MSCI World TR Index                                   0.45        1.00   -0.35
iBoxx USD Treasury TR Index                          -0.20       -0.35    1.00

Index Facts
Bloomberg ticker                                                      DBLAUE5J
Reuters ticker                                                       .DBLAUE5J
Benchmark 1                                                MSCI World TR Index
Bloomberg ticker of Benchmark 1                                   GDDUWI Index
Benchmark 2                                        iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                                   ITRROV Index
Index sponsor                                                    Deutsche Bank
Stocks weighting                                                      Discreet
Rebalancing frequency                                                Quarterly
Index Currency                                                             EUR

The Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index was launched on
April 23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             26

Deutsche Bank US ValueGrowth Select Index

                                                               REUTERS: .DBUSVG
                                                            BLOOMBERG: DBUSUSVG

Index Description

The ValueGrowth Select Index comprises either the Eurozone Value Index or the
Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The
Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone
Value Index will be reconstituted on a quarterly basis. The Eurozone Growth
Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate. Absolute Return

12 Months Volatility

[GRAPHIC OMITTED]

Cumulative Excess Index vs S&P 500 (TR) Index

[GRAPHIC OMITTED]

Monthly Performance

           1999    2000 2001   2002     20032004    2005    2006  2007  2008   2009
------------------------------------------------------------------------------------
Jan       15.9%   -3.7%  0.9%  -1.0%    -3.5%  1.7%  -6.3%    4.0%  1.3% -11.7%  -8.8%
Feb       -9.5%   19.5% -3.6% -10.3%     3.4% -1.5%  -0.6%   -2.3% -1.8%  -5.2% -11.7%
Mar        9.4%    3.1% -5.9%   6.9%     0.9% -2.2%  -1.9%    2.0%  0.6%   2.1%   7.7%
Apr        1.4%  -14.2%  8.7% -12.1%     8.6% -2.6%  -4.2%   -0.2%  5.4%   7.6%
May       -2.2%  -11.9%  1.6%  -5.6%     8.3%  0.2%   2.5%   -7.1%  3.2%   0.0%
Jun        9.9%   13.2% -3.8%  -6.9%     0.3%  2.4%  -1.8%   -0.3%  0.3% -10.2%
Jul       -1.1%   -4.1%  0.2%  -5.5%     6.3% -2.8%   3.6%    5.1% -0.1%   0.2%
Aug        5.5%   13.0% -5.4%  -0.8%     5.0%  0.3%  -2.4%    1.7%  2.9%   2.9%
Sep        0.5%  -12.4% -11.1% -12.4%  -2.8% - 0.9%   1.3%    2.6%  5.1% -15.4%
Oct        9.5%   -8.1%  2.6%  10.6%     8.6% -0.5%  -1.4%    3.4%  7.1% -15.8%
Nov       12.5%   -6.1%  8.6%   5.9%     0.6%  5.2%   5.9%    1.2% -6.7%  -5.3%
Dec       25.0%    3.6%  1.7%  -6.2%     3.1%  3.2%  -1.6%    2.0% -0.2%  -0.6%
----------------------------------------------------------------------------------------
Year     102.0%  -13.9%  -7.1% -33.8%    45.1% 2.2%  -7.2%   12.1% 17.7%-42.8% -13.3%
---------------------------------------------------------------------------------------

Performance Analysis  January 1999 - March 2009
                                                   Index        Bench1
Growth over period                                 -3.7%        -35.1%
Compounded annual growth                           -0.4%         -4.1%
Volatility                                         29.4%         21.6%
Sharpe ratio (3.42%)                       -        0.13-         0.35
Maximum drawdown                                  -62.7%        -52.6%
Start of max drawdown period                    Apr-2000 Nov-2007
End of max drawdown period                      Mar-2009 Mar-2009
Average monthly growth                              0.2%         -0.2%
Best monthly return                                25.0%          9.7%
Worst monthly return                              -15.8%        -16.9%
% of months with gains                             53.7%         54.5%
12 Month Correlation versus:
S&P 500 (TR) Index                                  0.97          1.00

Annual Returns

[GRAPHIC OMITTED]

Historical Performance Through March 2009                                                          Annualised
                                                                                      ---------------------------------------------
                                           1 Month   3 Months      6 Months    YTD  1 year     3 years      5 years     10 years
US ValueGrowth Select Index                 7.7%     -13.3%        -31.2%  -13.3%   -42.0%      -14.2%        -8.7%        -1.7%
S&P 500 (TR) Index                          8.5%     -11.7%        -31.6%  -11.7%   -39.7%      -14.9%        -6.7%        -4.7%
Excess Return vs S&P 500 (TR) Index        -0.8%      -1.6%          0.4%   -1.6%    -2.3%        0.7%        -2.1%         2.9%

         Index Facts
         Bloomberg ticker                                                       DBUSUSVG
         Reuters code                                                            .DBUSVG
         Benchmark 1                                                  S&P 500 (TR) Index
         Bloomberg ticker of Benchmark 1                                       SPX Index
         Index sponsor                                                     Deutsche Bank
         Rebalancing frequency                                                 Quarterly
         Index Currency                                                              USD

The Deutsche Bank US ValueGrowth Select Index was launched on May 31, 2001 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             27

[
Deutsche Bank ValueGrowth Select Total Return Index

                                                                REUTERS: .DBVGS
                                                             BLOOMBERG: DBEEVGS

Index Description

The ValueGrowth Select Index comprises either the Eurozone Value Index or the
Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The
Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone
Value Index will be reconstituted on a quarterly basis. The Eurozone Growth
Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate.

12 Months Volatility

[GRAPHIC OMITTED]

Absolute Return

[GRAPHIC OMITTED]

Cumulative Excess Index vs S&P 500 (TR) Index

[GRAPHIC OMITTED]

Annual Returns

[GRAPHIC OMITTED]

Monthly Performance

------------------------------------------------------------------------------------
          1999   2000   2001   2002   2003  2004   2005   2006   2007   2008   2009
------------------------------------------------------------------------------------
Jan       3.4%  -1.3%   6.3%  -2.3%  -4.9%  2.8%   1.5%   5.0%   4.4% -12.7%  -5.3%
Feb       0.8%  18.6%  -2.9%  -0.8%  -0.5%  2.3%   2.3%   5.3%  -1.0%  -1.4%  -7.1%
Mar      -0.3%  -6.3%  -3.9%   1.9%  -5.6% -4.8%  -0.5%   3.1%   4.6%  -1.8%  -0.1%
Apr      -0.5%  -0.8%   5.6%  -1.2%  12.7% -2.9%  -5.1%  -1.3%   4.0%   3.4%
May      -0.1%  -1.8%  -1.4%  -2.7%   3.9%  0.6%   4.0%  -5.3%   5.3%   0.9%
Jun       4.4%   4.2%  -2.9% -13.0%   1.3%  0.6%   2.6%  -1.2%  -1.2% -13.6%
Jul      -1.6%   4.6%  -1.3% -10.1%   5.7% -1.4%   3.1%   0.0%  -3.9%  -1.2%
Aug       4.4%   3.5%  -2.2%   2.9%   2.2% -0.7%  -1.3%   4.2%  -1.5%   4.3%
Sep      -3.2%   1.1% -11.6% -22.1%  -9.2%  1.3%   4.8%   1.5%   1.0% -13.9%
Oct       6.8%   5.2%   2.2%  15.8%  10.3%  3.0%  -2.9%   4.0%   5.1% -15.1%
Nov      12.9%  -1.6%   5.4%  12.5%   1.5%  3.3%   4.9%  -1.3%   0.7%  -5.7%
Dec      21.2%   2.0%   0.5% -12.2%   1.8%  4.0%   3.5%   3.1%  -1.3%  -6.2%
------------------------------------------------------------------------------------
Year     56.7%  28.6%  -7.4% -31.9%  18.5%  8.2%  17.6%  18.1%  16.8% -49.2% -12.1%
------------------------------------------------------------------------------------

Historical Performance Through March 2009

                                                                                                   Annualised
                                                                             -------------------------------------------------
                                        1 Month  3 Months  6 Months       YTD    1 year    3 years   5 years   10 years
ValueGrowth Select Total Return Index     -0.1%    -12.1%    -34.0%    -12.1%    -47.2%     -18.6%     -4.8%       1.3%
S&P 500 (TR) Index                         8.8%    -11.0%    -30.5%    -11.0%    -38.1%     -13.0%     -4.8%      -3.0%
Excess Return vs S&P 500 (TR) Index       -8.8%     -1.1%     -3.5%     -1.1%     -9.1%      -5.5%     -0.1%       4.3%

Performance Analysis  January 1999 - March 2009
                                                  Index       Bench1
Growth over period                                18.0%       -22.6%
Compounded annual growth                           1.6%        -2.5%
Volatility                                        23.6%        21.6%
Sharpe ratio (3.16%)                              -0.07        -0.26
Maximum drawdown                                 -56.0%       -50.9%
Start of max drawdown period                   Jun-2007     Nov-2007
End of max drawdown period                     Mar-2009     Mar-2009
Average monthly growth                             0.3%        -0.1%
Best monthly return                               21.2%         9.8%
Worst monthly return                             -22.1%       -16.8%
% of months with gains                            52.8%        56.1%
12 Month Correlation versus:
S&P 500 (TR) Index                                 0.56         1.00

Index Facts
Bloomberg ticker                                                        DBEEVGS
Reuters code                                                             .DBVGS
Benchmark 1                                                  S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                      SPTR Index
Index sponsor                                                     Deutsche Bank
Stocks weighting                                                          Equal
Rebalancing frequency                                                 Quarterly
Index Currency                                                              EUR

The Deutsche Bank ValueGrowth Select Total Return Index was launched on January
03, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             28

Deutsche Bank Global Yield US Total Return Index

                                                             REUTERS: .DBGYUSTR
                                                            BLOOMBERG: DBUSGYTR

Index Description

The US Dividend Strategy Index is intended to reflect the total return performance of the fifteen shares in the S&P 500 Index having a high Dividend
Yield relative to other shares in the S&P 500 Index. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable
Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi- annual Dividends during the last 12 months.

Absolute Return

[GRAPHIC OMITTED]

12 Months Volatility

[GRAPHIC OMITTED]

Cumulative Excess Index vs S&P 500 (TR) Index

[GRAPHIC OMITTED]

Monthly Performance

 -----------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005  2006   2007   2008   2009
 -----------------------------------------------------------------------------------
 Jan     -1.7%  -1.3%   4.5%  -0.2%  -2.6%   1.0%  -3.9%  1.8%   1.2%   2.3% -17.7%
 Feb     -1.1%  -9.8%   1.0%   0.1%  -4.1%   2.2%   1.8%  2.9%  -1.6%  -8.2% -12.9%
 Mar      2.1%  15.7%   0.8%   7.0%  -3.2%  -2.3%  -2.5%  1.4%   0.5%  -1.3%  10.3%
 Apr     13.1%  -1.2%   4.4%   0.4%   8.6%  -0.2%   1.2%  2.7%   1.7%   4.0%
 May     -1.6%   6.0%   2.4%   1.3%   9.7%  -0.1%   1.2% -2.5%   3.2%  -2.3%
 Jun      2.8% -12.6%  -2.1%  -5.3%   2.9%   0.3%  -0.1%  2.2%  -2.9% -12.6%
 Jul     -4.3%   1.2%  -0.1% -11.2%  -3.8%   0.7%   1.7%  3.6%  -4.8%   6.3%
 Aug     -1.7%  11.1%  -1.0%   4.8%  -0.4%   3.2%  -1.6%  1.0%   2.5%   2.9%
 Sep     -5.8%   2.9%  -5.2% -14.1%   0.6%   0.5%  -0.1%  2.6%   1.6%  -0.6%
 Oct      7.3%   2.6%  -1.6%   3.1%   6.6%   0.2%  -0.6%  1.8%  -1.2% -12.0%
 Nov     -5.6%  -5.4%   3.2%   7.7%   1.4%   3.1%   3.5% -0.1%  -5.4% -10.9%
 Dec     -5.3%  10.0%   2.8%  -2.3%   8.7%   5.1%   1.2%  4.3%  -6.6%   3.8%
 -----------------------------------------------------------------------------------
 Year    -3.5%  16.3%   8.9% -10.7%  25.5%  14.4%   1.5% 23.7% -11.6% -27.2% -20.9%
 -----------------------------------------------------------------------------------

   Annual Returns

[GRAPHIC OMITTED]

Historical Performance Through March 2009                                                               Annualised

                                                                                             ---------------------------------------
                                                         1 Month   3 Months 6 Months    YTD     1 year   3 years 5 years 10 years
Global Yield US Total Return Index                         10.3%     -20.9%    -35.6%  -20.9%   -37.9%    -16.0%   -6.2%     0.1%
S&P 500 (TR) Index                                          8.8%     -11.0%    -30.5%  -11.0%   -38.1%    -13.0%   -4.8%    -3.0%
DJ High Yield Select 10 (TR) Index                         13.6%     -21.3%    -40.3%  -21.3%   -48.6%    -15.4%   -8.0%      N/A
Excess Return vs S&P 500 (TR) Index                         1.6%      -9.9%     -5.0%   -9.9%     0.2%     -2.9%   -1.5%     3.1%
Excess Return vs DJ High Yield Select 10 (TR) Index        -3.2%       0.4%      4.7%    0.4%    10.7%     -0.6%    1.8%      N/A

Performance Analysis  January 1999 - March 2009
                                                  Index        Bench1          Bench2
Growth over period                                 0.2%        -22.6%          -26.2%
Compounded annual growth                           0.0%         -2.5%           -3.6%
Volatility                                        23.0%         21.6%           24.9%
Sharpe ratio (3.42%)                              -0.15         -0.27           -0.28
Maximum drawdown                                 -56.1%        -50.9%          -61.9%
Start of max drawdown period                   Jun-2007      Nov-2007        Nov-2007
End of max drawdown period                     Mar-2009      Mar-2009        Mar-2009
Average monthly growth                             0.2%         -0.1%           -0.1%
Best monthly return                               15.7%          9.8%           13.6%
Worst monthly return                             -17.7%        -16.8%          -17.9%
% of months with gains                            56.1%         56.1%           54.5%
12 Month Correlation versus:
S&P 500 (TR) Index                                 0.93          1.00            0.94
DJ High Yield Select 10 (TR) Index                 0.96          0.94            1.00

Index Facts
Bloomberg ticker                                                       DBUSGYTR
Reuters code                                                          .DBGYUSTR
Benchmark 1                                                  S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                      SPTR Index
Benchmark 2                                  DJ High Yield Select 10 (TR) Index
Bloomberg ticker of Benchmark 2                                      MUTR Index
Index sponsor                                                     Deutsche Bank
Number of stocks                                                             15
Stocks weighting                                                          Equal
Rebalancing frequency                                                 Quarterly
Index Currency                                                              USD

The Deutsche Bank Global Yield US Total was launched on January 31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception Return Index date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             29

Deutsche Bank Global Yield Euro Total Return Index            REUTERS: .DBGYEUTR
                                                             BLOOMBERG: DBEEGYTR

Index Description
--------------------------------------------------------------------------------
The Euro Dividend Strategy Index is intended to reflect the total return performance of twenty-five shares in the Dow Jones EURO STOXX Large Index having a high Dividend Yield relative to other shares in the Dow Jones EURO STOXX Large
Index. The dividend yield is calculated by dividing the Last Dividend by the
Closing Price on the applicable Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs EuroSTOXX 50 (TR) Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
------------------------------------------------------------------------------------------------------
      1999     2000     2001      2002     2003    2004    2005    2006    2007      2008      2009
------------------------------------------------------------------------------------------------------
Jan    1.2%    -9.3%     2.5%      1.0%    -3.8%    1.5%    2.7%    4.8%    2.5%    -11.9%    -14.6%
Feb   -0.2%     1.8%    -4.5%      0.3%    -1.5%    2.1%    3.4%    5.1%   -1.7%     -4.0%    -19.7%
Mar    6.8%     6.0%    -2.4%      6.5%    -5.2%   -1.8%    0.4%    2.6%    2.6%     -1.6%     13.4%
Apr    9.5%     2.2%     5.6%     -0.4%    13.3%    2.8%   -3.7%   -0.3%    5.1%      8.4%
May   -2.9%     3.0%     1.3%     -0.5%     1.7%    0.3%    4.3%   -3.8%    3.4%     -0.3%
Jun    4.0%     1.2%    -1.6%     -6.6%     3.1%    3.4%    3.9%    0.9%   -2.1%    -14.1%
Jul   -2.4%     3.8%    -1.7%    -14.9%     4.4%   -0.3%    3.3%    1.7%   -3.4%     -1.5%
Aug    5.8%     2.9%    -1.5%      4.3%     3.0%   -0.4%    0.2%    4.4%   -0.1%      3.3%
Sep   -1.7%    -2.0%   -12.1%    -15.0%    -5.6%    2.7%    5.7%    2.7%    0.8%    -11.4%
Oct    2.3%     5.9%     2.9%      7.9%     5.0%    3.3%   -2.7%    4.1%    1.8%    -23.1%
Nov    5.1%    -1.4%     3.9%      5.6%     1.8%    1.8%    3.8%   -0.8%   -2.5%     -9.8%
Dec    8.2%     0.8%     2.9%     -6.6%     3.8%    2.4%    3.3%    3.5%   -1.9%      3.5%
------------------------------------------------------------------------------------------------------
Year  40.6%    14.9%    -6.0%    -19.9%    20.0%   19.4%   26.9%   27.4%    4.3%    -50.1%    -22.2%
------------------------------------------------------------------------------------------------------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through March 2009
-----------------------------------------------------------------------------------------------------------------------
                                                                                           Annualised
                                                                                ---------------------------------------
                                         1 Month  3 Months   6 Months      YTD    1 year   3 years   5 years   10 years
Global Yield Euro Total Return Index       13.4%    -22.2%     -44.2%   -22.2%    -53.3%    -23.0%     -5.2%       0.6%
EuroSTOXX 50 (TR) Index                     4.9%    -15.1%     -31.2%   -15.1%    -40.8%    -16.3%     -3.2%      -3.2%
-----------------------------------------------------------------------------------------------------------------------
Excess Return vs EuroSTOXX 50 (TR) Index    8.5%     -7.1%     -12.9%    -7.1%    -12.5%     -6.7%     -2.0%       3.8%
-----------------------------------------------------------------------------------------------------------------------

Performance Analysis January 1999 - March 2009
---------------------------------------------------------------
                                        Index            Bench1
---------------------------------------------------------------
Growth over period                       14.0%           -23.1%
Compounded annual growth                  1.3%            -2.5%
Volatility                               23.3%            24.8%
Sharpe ratio (3.16%)                    - 0.08-            0.23
Maximum drawdown                        -68.2%           -59.9%
Start of max drawdown period          Jun-2007         May-2000
End of max drawdown period            Mar-2009         Mar-2009
Average monthly growth                    0.3%             0.0%
Best monthly return                      13.4%            14.7%
Worst monthly return                    -23.1%           -18.6%
% of months with gains                   61.0%            55.3%
12 Month Correlation versus:
---------------------------------------------------------------
EuroSTOXX 50 (TR) Index                   0.93             1.00
---------------------------------------------------------------

Index Facts
--------------------------------------------------------------
Bloomberg ticker                                      DBEEGYTR
Reuters code                                         .DBGYEUTR
Benchmark 1                             EuroSTOXX 50(TR) Index
Bloomberg ticker of Benchmark 1                     SX5T Index
Index sponsor                                    Deutsche Bank
Number of stocks                                            25
Stocks weighting                                         Equal
Rebalancing frequency                                Quarterly
Index Currency                                             EUR
--------------------------------------------------------------

The Deutsche Bank Global Yield Euro Total Return Index was launched on January
31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  30

                                                              REUTERS: .DBGYAPTR
Deutsche Bank Global Yield AP Total Return Index             BLOOMBERG: DBAPGYTR

Index Description
--------------------------------------------------------------------------------
The Asia Pacific Dividend Strategy Index is intended to reflect the total return performance of the ten shares in the MSCI Japan Index, MSCI Hong Kong
Index, MSCI Singapore Index or MSCI Australia Index having a high Dividend
Yield relative to other shares in those Indices. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable
Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs MSCI Asia Pacific (TR) Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
-----------------------------------------------------------------------------------------
      1999    2000    2001   2002   2003    2004    2005   2006   2007    2008     2009
-----------------------------------------------------------------------------------------
Jan   -1.9%   -8.7%   -2.6%  -1.2%   0.5%    3.1%   -1.5%   3.8%   1.4%   -6.6%    -9.3%
Feb   -2.6%   -5.2%    0.3%   3.6%   0.8%    1.7%    2.3%   3.4%   2.2%   -1.1%    -5.7%
Mar    9.7%   -1.8%   -9.6%   1.1%   0.4%    2.1%   -0.8%  -1.2%   1.5%    0.1%     4.7%
Apr   14.2%    5.5%    3.4%   2.8%   2.9%   -2.2%    0.3%   5.3%   0.4%    6.9%
May   -7.5%   -1.5%    2.4%   4.7%   2.8%    0.7%    0.6%  -3.9%   1.6%    1.6%
Jun    4.1%    7.7%    0.1%  -1.0%   0.0%    0.5%    1.2%  -2.6%  -2.1%   -5.4%
Jul    2.0%   -2.4%   -1.0%  -2.7%  -0.3%   -0.2%    3.4%   1.5%   0.9%   -0.8%
Aug   -1.0%    0.3%   -2.0%   2.7%   2.1%    3.3%   -1.2%   6.9%  -1.4%   -3.3%
Sep    0.7%   -0.8%   -9.5%  -1.5%   4.4%    1.4%    3.8%  -0.5%   6.6%   -6.2%
Oct    1.3%    1.6%    4.3%   2.1%   2.1%    4.5%   -3.3%   4.2%   5.6%  -16.6%
Nov    4.9%    2.2%    6.7%   1.2%   1.8%    5.0%    1.5%   4.2%  -2.1%  -10.6%
Dec   -0.9%    2.5%    1.6%  -2.6%   4.8%    2.3%    1.1%   7.8%  -1.2%   10.9%
-----------------------------------------------------------------------------------------
Year  23.3%   -1.7%   -7.0%   9.2%  24.5%   24.1%    7.4%  32.1%  13.7%  -29.2%   -10.4%
-----------------------------------------------------------------------------------------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through March 2009
---------------------------------------------------------------------------------------------------------------------------
                                                                                              Annualised
                                                                                    ---------------------------------------
                                               1 Month  3 Months  6 Months     YTD    1 year    3 years  5 years   10 years
Global Yield AP Total Return Index                4.7%    -10.4%    -25.9%  -10.4%    -31.4%      -3.5%     3.5%       6.4%
MSCI Asia Pacific (TR) Index                      8.2%     -8.9%    -23.5%   -8.9%    -40.4%     -13.0%    -1.7%        N/A
---------------------------------------------------------------------------------------------------------------------------
Excess Return vs MSCI Asia Pacific (TR) Index    -3.5%     -1.5%     -2.3%   -1.5%      9.0%       9.5%     5.2%        N/A
---------------------------------------------------------------------------------------------------------------------------

Performance Analysis January 1999 - March 2009
--------------------------------------------------------------
                                       Index            Bench1
--------------------------------------------------------------
Growth over period                     94.7%              4.3%
Compounded annual growth                6.7%              0.5%
Volatility                             17.9%             21.2%
Sharpe ratio (3.42%)                    0.18 -            0.14
Maximum drawdown                      -41.5%            -54.9%
Start of max drawdown period        Nov-2007          Nov-2007
End of max drawdown period          Mar-2009          Mar-2009
Average monthly growth                  0.6%              0.2%
Best monthly return                    14.2%              8.6%
Worst monthly return                  -16.6%            -19.7%
% of months with gains                 61.8%             55.6%
12 Month Correlation versus:
--------------------------------------------------------------
MSCI Asia Pacific (TR) Index           0.88               1.00
--------------------------------------------------------------

Index Facts
----------------------------------------------------------------------
Bloomberg ticker                                              DBAPGYTR
Reuters code                                                 .DBGYAPTR
Benchmark 1                               MSCI Asia Pacific (TR) Index
Bloomberg ticker of Benchmark 1                         NDUEACAP Index
Index sponsor                                            Deutsche Bank
Number of stocks                                                    10
Stocks weighting                                                 Equal
Rebalancing frequency                                        Quarterly
Index Currency                                                     USD
----------------------------------------------------------------------

The Deutsche Bank Global Yield AP Total Return Index was launched on January
31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  31

                                                              REUTERS: .DBEEERET
Deutsche Bank E-REV Europe Total Return Index                BLOOMBERG: DBEEERET

Index Description
--------------------------------------------------------------------------------
The E-REV Europe Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the Dow Jones
Euro STOXX Large Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs EuroSTOXX 50 (TR) Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
------------------------------------------------------------------------------------------------
        1999     2000    2001     2002    2003    2004    2005    2006    2007    2008    2009
------------------------------------------------------------------------------------------------
Jan      3.2%    -5.7%   -0.5%    -5.1%   -4.3%    2.6%    1.9%    4.2%    1.9%  -13.0%   -4.1%
Feb      0.0%     5.4%   -4.6%    -1.6%   -3.8%    1.0%    3.2%    4.5%   -1.3%   -3.3%   -9.4%
Mar      2.5%     2.4%   -2.0%     3.9%   -4.3%   -2.9%   -1.6%    2.9%    3.9%   -4.8%    0.5%
Apr      2.1%     3.7%    7.9%    -3.7%   15.6%    0.3%   -3.2%    0.1%    6.3%    4.8%
May     -0.4%    -2.3%    0.3%    -2.7%    0.5%   -1.3%    2.6%   -5.3%    3.7%    2.5%
Jun      1.9%     2.0%   -1.9%    -6.2%    2.5%    2.6%    3.4%    0.6%    0.2%  -11.0%
Jul      0.2%     4.7%   -2.7%   -12.1%    4.8%   -0.6%    4.7%    0.9%   -4.4%   -1.1%
Aug      4.5%     3.9%   -6.3%     2.3%    3.5%   -0.7%   -1.1%    4.9%   -2.1%   -0.9%
Sep      0.1%    -4.9%   -7.0%   -14.1%   -7.4%    2.4%    6.4%    3.4%    1.7%  -10.4%
Oct      3.7%     4.6%    5.8%     7.1%    8.1%    0.3%   -3.2%    1.6%    2.7%   -8.8%
Nov     11.6%    -2.9%    3.5%     3.0%    1.2%    3.0%    4.5%    0.0%   -5.9%   -9.6%
Dec     13.9%     1.5%    3.6%   -10.0%    3.0%    1.8%    4.5%    4.6%   -0.3%   -0.8%
------------------------------------------------------------------------------------------------
Year    51.4%    12.2%   -4.9%   -34.6%   18.9%    8.6%   23.6%   24.3%    5.8%  -44.9%  -12.6%
------------------------------------------------------------------------------------------------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through March 2009
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   Annualised
                                                                                       --------------------------------------
                                             1 Month    3 Months    6 Months      YTD   1 year   3 years   5 years   10 years
E-REV Europe Total Return Index                 0.5%      -12.6%      -28.5%   -12.6%   -39.9%    -17.3%     -3.3%       0.1%
EuroSTOXX 50 (TR) Index                         4.9%      -15.1%      -31.2%   -15.1%   -40.8%    -16.3%     -3.2%      -3.2%
-----------------------------------------------------------------------------------------------------------------------------
Excess Return vs EuroSTOXX 50 (TR) Index       -4.4%        2.5%        2.7%     2.5%     1.0%     -1.0%     -0.1%       3.3%
-----------------------------------------------------------------------------------------------------------------------------

Performance Analysis January 1999 - March 2009
------------------------------------------------------------------
                                              Index         Bench1
------------------------------------------------------------------
Growth over period                             6.7%         -23.1%
Compounded annual growth                       0.6%          -2.5%
Volatility                                    21.5%          24.8%
Sharpe ratio (3.16%)                        - 0.12-           0.23
Maximum drawdown                             -56.0%         -59.9%
Start of max drawdown period               Jul-2007       May-2000
End of max drawdown period                 Mar-2009       Mar-2009
Average monthly growth                         0.2%           0.0%
Best monthly return                           15.6%          14.7%
Worst monthly return                         -14.1%         -18.6%
% of months with gains                        58.5%          55.3%
12 Month Correlation versus:
------------------------------------------------------------------
EuroSTOXX 50 (TR) Index                       0.85            1.00
------------------------------------------------------------------

Index Facts
------------------------------------------------------------------
Bloomberg ticker                                          DBEEERET
Reuters code                                             .DBEEERET
Benchmark 1                                EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                         SX5T Index
Index sponsor                                        Deutsche Bank
Number of stocks                                                20
Stocks weighting                                             Equal
Rebalancing frequency                                    Quarterly
Index Currency                                                 EUR
------------------------------------------------------------------

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25,
2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  32

                                                                REUTERS: .DBERJT
Deutsche Bank E-REV Japan Total Return Index                 BLOOMBERG: DBAPERJT

Index Description
--------------------------------------------------------------------------------
The E-REV Japan Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the TOPIX 100
Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs TOPIX 100 (TR) Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
-------------------------------------------------------------------------------------------------------
        1999     2000     2001     2002     2003     2004     2005    2006     2007     2008     2009
-------------------------------------------------------------------------------------------------------
Jan      0.5%    -6.3%     4.9%    -9.5%    -5.8%    -0.6%    -1.0%    4.6%     1.8%   -11.4%    -9.6%
Feb     -0.1%    -1.3%   -10.0%     0.4%    -2.6%     3.1%     4.6%   -3.6%     2.1%    -1.2%    -8.7%
Mar     13.2%     7.6%     3.0%     2.3%    -3.2%     6.8%    -0.1%    6.9%     1.3%   -10.8%    -2.6%
Apr      6.5%    -2.3%     5.9%     3.2%    -0.6%    -1.6%    -4.9%   -0.1%     0.3%    12.0%
May     -1.5%    -6.4%    -2.4%     2.8%     4.2%    -1.9%     3.2%   -9.1%     4.4%     4.3%
Jun      8.7%     6.3%     2.5%    -5.9%     5.6%     1.5%     2.0%    1.6%     3.5%    -3.1%
Jul      1.1%    -7.8%    -8.4%    -7.4%     3.1%    -5.5%     1.7%    0.0%    -1.9%    -2.8%
Aug     -3.5%    -0.2%   -10.1%    -2.5%     1.7%    -1.3%     6.2%    4.4%    -6.2%    -4.3%
Sep      4.8%    -5.7%    -2.9%    -1.5%    -3.9%    -2.4%    14.8%    1.6%     6.7%   -18.9%
Oct      2.8%    -3.0%     2.9%    -5.5%     2.3%     0.1%     1.2%    2.0%    -0.9%   -22.3%
Nov      6.3%    -1.3%    -1.7%     6.7%    -2.1%     1.1%     7.2%   -0.6%   -10.2%    -6.3%
Dec     15.9%    -6.8%     0.4%    -4.4%     4.2%     3.9%     6.4%    7.2%    -3.4%     1.1%
-------------------------------------------------------------------------------------------------------
Year    67.7%   -25.1%   -16.4%   -20.5%     2.0%     2.5%    48.1%   14.8%    -3.6%   -50.9%   -19.6%
-------------------------------------------------------------------------------------------------------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through March 2009
---------------------------------------------------------------------------------------------------------------------
                                                                                               Annualised
                                                                               --------------------------------------
                                        1 Month  3 Months   6 Months      YTD   1 year    3 years   5 years  10 years
E-REV Japan Total Return Index            -2.6%    -19.6%     -40.8%   -19.6%    -49.5%    -26.0%     -9.5%     -6.8%
TOPIX 100 (TR) Index                       2.3%     -9.5%     -31.9%    -9.5%    -37.8%    -22.7%     -7.8%     -5.5%
Excess Return vs TOPIX 100 (TR) Index     -4.8%    -10.2%      -8.9%   -10.2%    -11.7%     -3.3%     -1.8%     -1.3%
---------------------------------------------------------------------------------------------------------------------

Performance Analysis January 1999 - March 2009
--------------------------------------------------------------
                                          Index         Bench1
--------------------------------------------------------------
Growth over period                       -43.6%         -31.9%
Compounded annual growth                  -5.4%          -3.7%
Volatility                                24.4%          24.7%
Sharpe ratio (0.19%)                     - 0.23-          0.16
Maximum drawdown                         -66.7%         -62.7%
Start of max drawdown period           Jul-2007       Jan-2000
End of max drawdown period             Mar-2009       Mar-2009
Average monthly growth                    -0.3%          -0.2%
Best monthly return                       15.9%          14.9%
Worst monthly return                     -22.3%         -21.4%
% of months with gains                    49.6%          52.0%
12 Month Correlation versus:
--------------------------------------------------------------
TOPIX 100 (TR) Index                       0.96           1.00
--------------------------------------------------------------

Index Facts
--------------------------------------------------------------
Bloomberg ticker                                      DBAPERJT
Reuters code                                           .DBERJT
Benchmark 1                               TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1                  TPXD100 Index
Index sponsor                                    Deutsche Bank
Number of stocks                                            20
Stocks weighting                                         Equal
Rebalancing frequency                                Quarterly
Index Currency                                             JPY
--------------------------------------------------------------

The Deutsche Bank E-REV Japan Total Return Index was launched on April 25, 2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  33

                                                                  REUTERS: .DSLE
Deutsche Bank SectorLeader Total Return Index                 BLOOMBERG: DBEESLE

Index Description
--------------------------------------------------------------------------------
The Sectorleader Index is intended to reflect the total return performance of four market sector indices with a high Moving Average Momentum Ratio contained in the Dow Jones Euro STOXX market sector return indices as included in the sector classifications as published by STOXX Limited. The Moving Average
Momentum Ratio is the quotient of the arithmetic average of the Closing Levels of such Selection Pool Index for the twenty week days preceding and including such selection date and the arithmetic average of the closing levels of such
Selection Pool Index for the two hundred week days preceding and including such selection date. The four Selection Pool Indices with the highest Moving Average
Momentum Ratio are selected to become part of the Index.

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJ STOXX 600 (TR) Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
------------------------------------------------------------------------------------------------------
        1999     2000     2001     2002    2003     2004     2005     2006    2007     2008     2009
------------------------------------------------------------------------------------------------------
Jan      3.6%    -2.8%    -5.6%    -2.2%   -4.2%     7.3%     1.8%     4.6%    3.7%   -10.2%    -6.4%
Feb     -3.4%    15.8%    -2.1%     0.6%   -4.9%     0.1%     4.8%     4.0%   -0.1%    -2.4%    -7.1%
Mar     -2.2%    -8.9%    -7.6%     1.0%   -3.8%    -2.4%     0.8%     3.2%    5.3%    -4.0%     2.6%
Apr      4.0%    -2.9%     7.4%    -6.0%   10.3%    -0.9%    -2.0%     0.5%    1.2%     5.4%
May      0.6%    -6.7%     1.4%    -1.8%    4.0%    -0.5%     6.7%    -5.7%    4.6%     2.4%
Jun      7.7%     2.3%    -5.5%    -9.6%    2.3%     1.9%     1.4%     3.1%    0.5%    -6.7%
Jul      0.9%     2.0%    -0.8%   -12.6%    3.5%    -0.6%     4.6%     0.7%   -3.2%    -7.1%
Aug      2.9%     2.6%    -2.9%    -1.3%    1.9%    -0.4%     0.4%     3.1%   -1.2%    -1.0%
Sep     -2.8%     1.1%    -9.1%   -14.8%   -9.1%     2.6%     6.1%     5.4%    3.2%   -17.9%
Oct      4.7%     1.0%     1.9%     4.6%    9.8%     1.5%    -6.4%     4.6%    1.9%   -19.6%
Nov     10.4%    -1.7%     3.2%     0.2%    0.2%     1.7%     2.4%     0.5%   -7.5%    -3.2%
Dec     18.5%     0.0%    -0.5%    -9.7%    2.5%     2.6%     4.1%     5.3%   -1.2%    -2.8%
------------------------------------------------------------------------------------------------------
Year    52.3%    -0.3%   -19.5%   -42.3%   11.4%    13.3%    26.9%    32.9%    6.7%   -51.7%   -10.8%
------------------------------------------------------------------------------------------------------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through March 2009
---------------------------------------------------------------------------------------------------------------------------
                                                                                                 Annualised
                                                                                     --------------------------------------
                                            1 Month   3 Months    6 Months       YTD   1 year   3 years   5 years  10 years
SectorLeader Total Return Index                2.6%     -10.8%      -32.6%    -10.8%   -48.7%    -18.3%     -3.5%     -3.4%
DJ STOXX 600 (TR) Index                        2.3%     -10.4%      -30.2%    -10.4%   -40.3%    -16.9%     -3.1%     -2.8%
---------------------------------------------------------------------------------------------------------------------------
Excess Return vs DJ STOXX 600 (TR) Index       0.3%      -0.4%       -2.3%     -0.4%    -8.4%     -1.5%     -0.3%     -0.6%
---------------------------------------------------------------------------------------------------------------------------

Performance Analysis January 1999 - March 2009
----------------------------------------------------------------
                                         Index            Bench1
----------------------------------------------------------------
Growth over period                      -30.9%            -19.8%
Compounded annual growth                 -3.5%             -2.1%
Volatility                               22.3%             21.0%
Sharpe ratio (3.16%)                    - 0.30-             0.25
Maximum drawdown                        -63.9%            -54.3%
Start of max drawdown period          Mar-2000          Jun-2007
End of max drawdown period            May-2007          Mar-2009
Average monthly growth                   -0.1%             -0.1%
Best monthly return                      18.5%             11.0%
Worst monthly return                    -19.6%            -14.1%
% of months with gains                   56.1%             55.3%
12 Month Correlation versus:
DJ STOXX 600 (TR) Index                   0.90              1.00
----------------------------------------------------------------

Index Facts
----------------------------------------------------------------
Bloomberg ticker                                         DBEESLE
Reuters code                                               .DSLE
Benchmark 1                              DJ STOXX 600 (TR) Index
Bloomberg ticker of Benchmark 1                       SXXR Index
Index sponsor                                      Deutsche Bank
Stocks weighting                                      Market Cap
Rebalancing frequency                                  Quarterly
Index Currency                                               EUR
----------------------------------------------------------------

The Deutsche Bank SectorLeader Total Return Index was launched on December 01,
2000 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  34

                                                                REUTERS: .DBCOUS
Deutsche Bank ChinaOpportunity Index Total Return Index USD   BLOOMBERG: DBAPCOU

Index Description
--------------------------------------------------------------------------------
The China Opportunity USD Index is intended to reflect the total return performance of thirty ordinary shares selected from the Hang Seng China
Enterprise Index, the Hang Seng China-Affiliated Corporations Index, the
Shanghai B-Share Stock Price Index, the Shenzhen B-Share Stock Price Index and
the MSCI China Index in accordance with the following criteria: large market capitalisation, high market turnover, low price to book ratio, low price to earnings ratio and high dividend yield.

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs HANG SENG China (TR) Index (USD)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
-------------------------------------------------------------------------------------------------------
        1999    2000     2001    2002    2003      2004     2005     2006     2007      2008     2009
-------------------------------------------------------------------------------------------------------
Jan    -18.2%    6.8%     1.6%    3.1%   11.0%      4.8%    -2.6%    28.6%     4.3%    -14.4%     0.5%
Feb      1.3%   -9.3%    14.3%    2.7%    1.7%      3.7%    10.9%    -0.9%     4.2%      4.8%    -0.3%
Mar     11.5%    5.9%    32.8%    2.2%   -1.5%     -5.2%    -6.3%     1.8%     4.9%    -16.1%    19.7%
Apr     21.3%    3.0%    11.1%    0.8%   -0.3%    -12.2%    -2.1%     1.1%    16.7%      8.7%
May     14.1%    6.6%    21.3%    1.2%   11.4%      0.8%    -4.8%     7.0%    14.9%     -3.4%
Jun     54.3%   15.1%    -1.0%    2.6%    2.8%     -3.0%     2.1%    -1.0%     2.6%    -15.3%
Jul    -13.3%   14.0%   -17.3%   -2.6%    8.2%     -1.1%    -1.2%    -5.9%     8.2%      0.3%
Aug     -2.3%    3.9%   -11.2%   -3.0%    6.2%     -2.1%     1.2%     3.2%    -1.5%    -11.8%
Sep     -6.1%  -11.3%    -6.8%   -4.9%    1.4%      7.1%     3.6%     5.3%    14.5%    -15.9%
Oct     -8.8%   -2.9%    16.9%   -5.6%   14.3%     -8.5%   -14.5%     2.8%     7.8%    -31.4%
Nov     -2.8%    0.1%     2.5%    2.5%    2.9%      6.4%     3.0%     9.2%   -13.9%     12.6%
Dec      0.3%    8.7%    -3.9%    0.1%   11.4%     -1.8%     1.4%    12.9%    -1.1%     12.4%
-------------------------------------------------------------------------------------------------------
Year    39.3%   44.1%    62.2%   -1.5%   93.5%    -12.3%   -11.0%    80.0%    75.7%    -56.8%    19.9%
-------------------------------------------------------------------------------------------------------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through March 2009
--------------------------------------------------------------------------------------------------------------------------
                                                                                               Annualised
                                                                                      ------------------------------------
                                                   1 Month  3 Months 6 Months    YTD   1 year   3 years  5 years  10 years
ChinaOpportunity Index Total Return Index USD        19.7%     19.9%     4.1%  19.9%   -31.1%      8.1%     4.4%     24.0%
HANG SENG China (TR) Index (USD)                     17.0%      2.3%   -10.9%   2.3%   -32.9%      6.4%    11.2%     18.1%
--------------------------------------------------------------------------------------------------------------------------
Excess Return vs HANG SENG China (TR) Index (USD)     2.7%     17.7%    15.0%  17.7%     1.8%      1.7%    -6.8%      5.9%
--------------------------------------------------------------------------------------------------------------------------

Performance Analysis January 1999 - March 2009
----------------------------------------------------------------
                                             Index        Bench1
----------------------------------------------------------------
Growth over period                          693.8%         85.8%
Compounded annual growth                     22.4%         14.9%
Volatility                                   29.3%         38.6%
Sharpe ratio (3.42%)                          0.65          0.30
Maximum drawdown                            -70.9%        -66.4%
Start of max drawdown period              Nov-2007      Nov-2007
End of max drawdown period                Mar-2009      Mar-2009
Average monthly growth                        2.2%          1.9%
Best monthly return                          54.3%         21.0%
Worst monthly return                        -31.4%        -27.0%
% of months with gains                       61.8%         60.4%
12 Month Correlation versus:
----------------------------------------------------------------
HANG SENG China (TR) Index (USD)              0.76          1.00
----------------------------------------------------------------

Index Facts
------------------------------------------------------------------
Bloomberg ticker                                           DBAPCOU
Reuters code                                               .DBCOUS
Benchmark 1                       HANG SENG China (TR) Index (USD)
Bloomberg ticker of Benchmark 1                 HSI 21 Index (USD)
Index sponsor                                        Deutsche Bank
Number of stocks                                                30
Stocks weighting                                             Equal
Rebalancing frequency                                    Quarterly
Index Currency                                                 USD
------------------------------------------------------------------

The Deutsche Bank ChinaOpportunity Index Total Return Index USD was launched on
July 31, 2001 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  35

                                                              REUTERS: .DBEIIUEP
Deutsche Bank Islamic US EquityBuilder Total Return Index      BLOOMBERG: DBUSIU

Index Description
--------------------------------------------------------------------------------
The Islamic US EquityBuilder Index Total Return intends to reflect the total return performance of 30 stocks with a high earnings estimate revision ratio selected from the Dow Jones Islamic United States Large Cap Index. The Estimate
Revision Ratio is defined as the quotient between (i) the number of Upward
Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJ Islamic Market US Index (TR)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
-----------------------------------------------------------------------------------------------------
       1999     2000    2001     2002     2003     2004     2005    2006     2007     2008     2009
-----------------------------------------------------------------------------------------------------
Jan     9.7%     1.2%    3.5%    -1.1%    -3.2%    -1.9%    -3.2%    1.6%     2.9%    -9.3%    -2.9%
Feb    -7.6%    13.1%  -15.6%    -1.8%    -1.1%     1.3%     0.6%   -1.6%    -2.0%     4.5%    -8.9%
Mar     6.6%    11.2%  -11.9%     2.3%     0.8%     0.7%    -1.5%    0.6%     2.1%    -0.6%     8.6%
Apr     1.2%    -0.3%   12.8%    -5.7%     9.0%     0.1%    -3.5%    0.4%     5.1%     2.5%
May     1.7%    -7.0%    0.9%     0.0%     6.7%     1.7%     3.5%   -4.2%     2.9%     2.8%
Jun    16.7%    12.9%   -3.9%    -6.6%     1.8%     1.5%     2.4%   -0.4%    -0.9%    -2.0%
Jul     0.9%    -0.9%    0.6%    -9.0%     1.1%    -3.2%     4.9%   -1.2%    -3.4%    -6.6%
Aug     4.3%    15.3%   -4.0%     2.2%     4.7%     1.0%     0.3%    0.7%     2.0%     0.7%
Sep     0.6%    -6.8%   -7.1%   -10.7%    -2.6%     3.1%     3.4%    0.8%     6.5%   -12.8%
Oct    11.5%    -4.5%    1.5%     8.0%     6.3%    -0.6%    -1.2%    5.0%     2.1%   -16.1%
Nov     8.4%   -18.2%    1.2%    -0.4%     1.7%     4.2%     3.0%    1.7%    -4.3%    -9.6%
Dec    13.0%     5.1%    0.2%    -1.5%     2.6%     2.1%     0.3%   -1.1%     1.2%     5.3%
-----------------------------------------------------------------------------------------------------
Year   87.5%    16.4%  -22.2%   -22.9%    30.9%    10.3%     9.0%    2.2%    14.5%   -36.4%    -4.0%
-----------------------------------------------------------------------------------------------------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through March 2009
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Annualised
                                                                                              --------------------------------------
                                                       1 Month  3 Months  6 Months      YTD    1 year    3 years  5 years   10 years
Islamic US EquityBuilder Total Return Index               8.6%     -4.0%    -23.3%    -4.0%    -35.1%     -10.7%    -3.0%       3.2%
DJ Islamic Market US Index (TR)                           7.6%     -7.0%    -25.1%    -7.0%    -32.0%      -9.2%    -2.5%      -3.2%
DJ Islamic Mkt US Large Cap Index (TR)                    7.3%     -7.5%    -23.6%    -7.5%    -30.9%      -8.2%    -2.7%        N/A
Excess Return vs DJ Islamic Market US Index (TR)          1.0%      3.0%      1.7%     3.0%     -3.1%      -1.5%    -0.4%       6.4%
Excess Return vs DJ Islamic Mkt US Large Cap Index (TR)   1.3%      3.5%      0.3%     3.5%     -4.2%      -2.5%    -0.3%        N/A
------------------------------------------------------------------------------------------------------------------------------------

Performance Analysis January 1999 - March 2009
--------------------------------------------------------------------------------
                                              Index        Bench1         Bench2
--------------------------------------------------------------------------------
Growth over period                            47.4%        -23.6%           5.6%
Compounded annual growth                       3.9%         -2.6%           0.9%
Volatility                                    24.7%         22.5%          20.0%
Sharpe ratio (3.42%)                         0.02 -        0.27 -           0.13
Maximum drawdown                             -56.7%        -57.2%         -42.7%
Start of max drawdown period               Sep-2000      Apr-2000       Nov-2007
End of max drawdown period                 Mar-2009      Mar-2009       Mar-2009
Average monthly growth                         0.5%         -0.1%           0.1%
Best monthly return                           16.7%         10.4%           7.3%
Worst monthly return                         -18.2%        -15.7%         -14.2%
% of months with gains                        61.0%         50.4%          57.7%
12 Month Correlation versus:
--------------------------------------------------------------------------------
DJ Islamic Market US Index (TR)                0.97          1.00           1.00
DJ Islamic Mkt US Large Cap Index (TR)         0.97          1.00           1.00
--------------------------------------------------------------------------------

Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                                          DBUSIU
Reuters code                                                           .DBEIIUEP
Benchmark 1                                      DJ Islamic Market US Index (TR)
Bloomberg ticker of Benchmark 1                                       IMUS Index
Benchmark 2                               DJ Islamic Mkt US Large Cap Index (TR)
Bloomberg ticker of Benchmark 2                                      IMUSL Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              30
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               USD
--------------------------------------------------------------------------------

The Deutsche Bank Islamic US EquityBuilder Total Return Index was launched on
November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  36

                                                              REUTERS: .DBEIIEEP
Deutsche Bank Islamic Europe EquityBuilder Total Return        BLOOMBERG: DBEEIE
Index

Index Description
--------------------------------------------------------------------------------
The Islamic Europe EquityBuilder Total Return Index intends to reflect the equal-weighted total return performance of 20 stocks with a high Estimate
Revision Ratio selected from the Dow Jones Islamic Europe Large Cap Index. The
Estimate Revision Ratio is defined as the quotient between (i) the number of
Upward Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJ Islamic Europe Index (TR)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
-------------------------------------------------------------------------------------------------------
       1999     2000     2001     2002     2003     2004    2005     2006     2007      2008    2009
-------------------------------------------------------------------------------------------------------
Jan    14.2%    -3.7%    -0.3%     1.4%    -5.6%     0.5%    1.1%     6.9%     2.3%     -9.9%    1.6%
Feb     5.9%    10.5%    -7.4%     0.3%    -2.9%     0.0%    5.0%     0.8%    -2.8%      2.0%   -9.0%
Mar    -0.5%     2.9%    -0.3%     5.9%    -2.6%    -1.7%   -1.7%     5.7%     3.2%     -3.5%   -0.5%
Apr     3.2%     0.0%     6.6%    -5.2%     6.9%     1.9%   -1.4%     2.0%     3.3%      8.0%
May    -0.8%    -4.3%     2.4%    -4.6%     0.5%     0.2%    5.5%    -7.3%     2.3%      1.9%
Jun     6.6%     2.8%    -0.4%    -6.1%     1.5%     1.7%    5.7%    -0.1%     1.0%     -5.4%
Jul     0.4%     4.2%    -2.0%   -10.7%     3.0%    -1.4%    2.1%    -0.3%    -1.9%     -5.7%
Aug     5.1%     7.0%    -0.6%     0.1%     1.9%    -1.9%    1.5%     1.5%    -0.4%     -2.1%
Sep     1.4%    -4.3%    -6.3%    -9.9%    -2.7%     2.9%    7.8%     0.1%     5.9%    -19.7%
Oct     4.4%     2.5%     1.9%    10.2%     5.3%    -0.3%   -5.0%     2.3%     1.7%    -13.4%
Nov    19.0%    -4.5%     1.4%     2.7%     1.6%     4.0%    2.3%     0.5%    -4.4%     -5.5%
Dec    15.5%    -0.6%     3.8%    -5.3%     3.7%     0.7%    4.8%     5.3%     0.1%     -3.6%
-------------------------------------------------------------------------------------------------------
Year  101.8%    11.9%    -2.0%   -21.0%    10.3%     6.6%   30.5%    18.1%    10.2%    -46.1%   -8.1%
-------------------------------------------------------------------------------------------------------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through March 2009
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Annualised
                                                                                                 -----------------------------------
                                                           1 Month  3 Months  6 Months     YTD    1 year  3 years   5 years 10 years
Islamic Europe EquityBuilder Total Return Index              -0.5%     -8.1%    -27.5%   -8.1%    -44.1%   -17.2%     -1.9%     3.7%
DJ Islamic Europe Index (TR)                                  6.5%    -11.7%    -28.1%  -11.7%    -44.9%   -12.1%     -1.9%      N/A
DJ Islamic Mkt EUR Large Cap Index (TR)                       2.2%     -8.4%    -23.6%   -8.4%    -32.4%   -14.2%     -3.4%      N/A
------------------------------------------------------------------------------------------------------------------------------------
Excess Return vs DJ Islamic Europe Index (TR)                -7.0%      3.6%      0.5%    3.6%      0.8%    -5.1%      0.0%      N/A
Excess Return vs DJ Islamic Mkt EUR Large Cap Index (TR)     -2.7%      0.3%     -4.0%    0.3%    -11.7%    -3.0%      1.5%      N/A
------------------------------------------------------------------------------------------------------------------------------------

Performance Analysis January 1999 - March 2009
-----------------------------------------------------------------------------
                                               Index       Bench1      Bench2
-----------------------------------------------------------------------------
Growth over period                             73.5%       -20.6%       -4.5%
Compounded annual growth                        5.5%        -2.4%       -0.8%
Volatility                                     20.8%        22.7%       20.4%
Sharpe ratio (3.16%)                          0.11 -       0.25 -        0.19
Maximum drawdown                              -52.6%       -54.2%      -46.0%
Start of max drawdown period                Nov-2007     Nov-2007    Nov-2007
End of max drawdown period                  Mar-2009     Mar-2009    Mar-2009
Average monthly growth                          0.6%        -0.1%        0.0%
Best monthly return                            19.0%         9.6%        7.8%
Worst monthly return                          -19.7%       -18.9%      -13.1%
% of months with gains                         59.3%        51.3%       59.2%
12 Month Correlation versus:
DJ Islamic Europe Index (TR)                    0.91         1.00        0.94
DJ Islamic Mkt EUR Large Cap Index (TR)         0.94         0.94        1.00
-----------------------------------------------------------------------------

Index Facts
-----------------------------------------------------------------------------
Bloomberg ticker                                                       DBEEIE
Reuters code                                                        .DBEIIEEP
Benchmark 1                                      DJ Islamic Europe Index (TR)
Bloomberg ticker of Benchmark 1                                    IMEU Index
Benchmark 2                           DJ Islamic Mkt EUR Large Cap Index (TR)
Bloomberg ticker of Benchmark 2                                  DJIEUL Index
Index sponsor                                                   Deutsche Bank
Number of stocks                                                           20
Stocks weighting                                                        Equal
Rebalancing frequency                                               Quarterly
Index Currency                                                            EUR
------------------------------------------------------------------------------

The Deutsche Bank Islamic Europe EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  37

Deutsche Bank Islamic Asia Pacific EquityBuilder Total        REUTERS: .DBEIIAEP
Return Index                                                 BLOOMBERG: DBAPIAEP

Index Description
--------------------------------------------------------------------------------
The Islamic Asia Pacific EquityBuilder Index intends to reflect the total return performance of 20 stocks with a high Estimate Revision Ratio selected from the Dow Jones Islamic Asia Pacific Large Cap Index. The Estimate Revision
Ratio is defined as the quotient between (i) the number of Upward Revisions per share on the reference selection date minus the number of Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date.

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJ Islamic Mkt ASIA/PAC Index (TR)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
--------------------------------------------------------------------------------------------------------
         1999     2000     2001     2002    2003     2004    2005     2006     2007      2008     2009
--------------------------------------------------------------------------------------------------------
Jan      -1.4%    -0.3%     4.3%    -4.8%   -1.1%     0.4%    1.4%     6.5%    -1.5%     -7.8%    -8.2%
Feb      -0.6%     1.6%   -11.1%     2.7%    1.4%     1.0%    4.8%    -3.7%     4.6%      9.1%   -13.1%
Mar      14.1%     5.0%    -4.5%     4.3%   -4.1%     3.2%   -4.0%     2.7%     1.9%     -7.2%     2.5%
Apr       5.8%    -7.1%     9.1%     4.4%    3.1%    -2.8%   -2.8%     5.8%     3.3%      4.5%
May      -2.2%    -1.4%     2.6%     1.8%    4.9%    -1.3%   -0.2%    -7.2%     0.2%      5.1%
Jun      16.8%     9.9%    -5.2%    -4.3%    5.2%     3.8%    5.7%    -1.8%     2.6%     -5.0%
Jul      10.2%    -6.4%    -6.6%    -6.7%    5.5%    -1.7%    2.5%    -0.2%     5.2%     -4.3%
Aug       4.4%    12.4%    -2.6%    -0.9%   11.0%     0.2%    4.6%     1.5%    -1.0%     -7.3%
Sep      10.9%    -8.5%    -6.2%    -9.8%    4.3%     2.7%    8.0%     0.3%    11.0%    -15.8%
Oct      15.7%   -10.2%     4.0%    -4.0%    4.5%     5.1%   -3.6%     1.8%     7.5%    -28.0%
Nov      14.2%     0.8%     2.5%     4.2%    1.7%     7.8%    2.6%     0.9%    -4.1%     -2.9%
Dec      15.6%    -8.4%    -5.0%    -2.7%    5.0%     3.5%    5.7%     3.5%    -4.6%      9.3%
--------------------------------------------------------------------------------------------------------
Year    163.5%   -14.4%   -18.8%   -15.8%   49.1%    23.6%   26.6%     9.8%    26.6%    -44.3%   -18.2%
--------------------------------------------------------------------------------------------------------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through March 2009
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Annualised
                                                                                                 -----------------------------------
                                                               1 Month 3 Months 6 Months     YTD  1 year  3 years   5 years 10 years
Islamic Asia Pacific EquityBuilder Total Return Index             2.5%   -18.2%   -37.5%  -18.2%  -51.2%   -15.6%     -1.1%     7.4%
DJ Islamic Mkt ASIA/PAC Index (TR)                                9.4%    -4.5%   -21.5%   -4.5%  -41.6%   -13.9%     -4.2%     0.5%
DJ Islamic Mkt ASIA/PAC Large Cap Index (TR)                      9.0%    -4.7%   -22.0%   -4.7%  -40.7%   -12.9%     -3.8%      N/A
Excess Return vs DJ Islamic Mkt ASIA/PAC Index (TR)              -6.9%   -13.7%   -15.9%  -13.7%   -9.7%    -1.8%      3.1%     6.9%
Excess Return vs DJ Islamic Mkt ASIA/PAC Large Cap Index (TR)    -6.5%   -13.6%   -15.5%  -13.6%  -10.5%    -2.7%      2.7%      N/A
------------------------------------------------------------------------------------------------------------------------------------

Performance Analysis January 1999 - March 2009
--------------------------------------------------------------------------------------
                                                    Index          Bench1       Bench2
--------------------------------------------------------------------------------------
Growth over period                                 127.7%           15.2%        26.0%
Compounded annual growth                             8.4%            1.4%         3.9%
Volatility                                          23.7%           22.0%        22.1%
Sharpe ratio (3.42%)                               0.21 -            0.09         0.02
Maximum drawdown                                   -59.4%          -61.5%       -53.6%
Start of max drawdown period                     Nov-2007        Apr-2000     Nov-2007
End of max drawdown period                       Mar-2009        Mar-2009     Mar-2009
Average monthly growth                               0.9%            0.3%         0.4%
Best monthly return                                 16.8%           17.5%         9.0%
Worst monthly return                               -28.0%          -19.5%       -19.2%
% of months with gains                              58.5%           54.5%        59.2%
12 Month Correlation versus:
--------------------------------------------------------------------------------------
DJ Islamic Mkt ASIA/PAC Index (TR)                   0.82            1.00         1.00
DJ Islamic Mkt ASIA/PAC Large Cap Index (TR)         0.82            1.00         1.00
--------------------------------------------------------------------------------------

Index Facts
---------------------------------------------------------------------------------
Bloomberg ticker                                                         DBAPIAEP
Reuters code                                                            .DBEIIAEP
Benchmark 1                                    DJ Islamic Mkt ASIA/PAC Index (TR)
Bloomberg ticker of Benchmark 1                                       DJIAP Index
Benchmark 2                           J Islamic Mkt ASIA/PAC Large Cap Index (TR)
Bloomberg ticker of Benchmark 2                                      DJIAPL Index
Index sponsor                                                       Deutsche Bank
Number of stocks                                                               20
Stocks weighting                                                            Equal
Rebalancing frequency                                                   Quarterly
Index Currency                                                                USD
---------------------------------------------------------------------------------

The Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index was
launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  38

Deutsche Bank Islamic Global EquityBuilder                    REUTERS: .DBEIIGEP
Total Return Index                                           BLOOMBERG: DBGLIGEP

Index Description
--------------------------------------------------------------------------------
The Islamic Global EquityBuilder Total Return Index intends to reflect the total return performance of a weighted combination of the Europe, US and Asia
Pacific Islamic EquityBuilder Indices.

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJ Islamic Mkt World Large Cap Index (TR)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
----------------------------------------------------------------------------------------------------------
        1999      2000      2001      2002     2003     2004     2005     2006    2007    2008     2009
----------------------------------------------------------------------------------------------------------
Jan      8.2%     -1.5%      1.9%     -2.0%    -3.1%    -1.0%    -2.3%     5.3%    1.5%   -8.9%    -5.0%
Feb     -3.2%      9.6%    -12.4%     -0.2%    -1.0%     0.5%     3.4%    -1.8%   -0.7%    5.3%    -9.9%
Mar      4.9%      7.2%     -8.0%      4.1%    -1.2%     0.0%    -2.7%     3.2%    2.7%   -1.3%     6.0%
Apr      2.0%     -2.8%     10.1%     -2.7%     8.7%    -0.6%    -2.9%     3.3%    5.0%    4.0%
May     -0.2%     -4.7%      0.3%      0.0%     6.2%     0.4%     2.1%    -5.0%    1.8%    2.8%
Jun     13.0%     10.2%     -3.0%     -4.3%     1.5%     2.8%     3.3%    -0.6%    0.4%   -3.2%
Jul      3.5%     -1.3%     -0.3%     -9.4%     2.5%    -2.7%     3.7%    -0.8%   -1.0%   -6.2%
Aug      4.1%     10.6%     -1.4%      0.2%     3.3%     0.2%     1.9%     1.2%    0.5%   -3.4%
Sep      2.9%     -6.5%     -6.6%     -9.3%     0.5%     3.7%     5.0%     0.1%    8.6%  -16.7%
Oct      9.5%     -4.5%      1.6%      6.8%     6.2%     1.3%    -3.1%     3.8%    2.7%  -19.8%
Nov     11.2%    -10.0%      1.3%      1.5%     2.3%     6.3%     2.2%     2.5%   -3.1%   -7.2%
Dec     14.1%      3.6%      0.3%     -1.2%     5.3%     2.7%     2.7%     1.6%   -0.3%    6.1%
----------------------------------------------------------------------------------------------------------
Year    94.4%      7.3%    -16.7%    -16.3%    34.9%    14.0%    13.4%    13.1%   19.1%  -41.6%    -9.2%
----------------------------------------------------------------------------------------------------------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through March 2009
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Annualised
                                                                                              -----------------------------------
                                                           1 Month  3 Months  6 Months    YTD  1 year  3 years  5 years  10 years
Islamic Global EquityBuilder Total Return Index               6.0%     -9.2%    -28.4%  -9.2%  -44.0%   -12.5%    -1.5%      5.1%
DJ Islamic Mkt World Large Cap Index (TR)                     7.4%     -7.9%    -24.0%  -7.9%  -36.8%    -9.7%    -2.2%       N/A
DJ Islamic Market Index (TR)                                  7.7%     -7.2%    -25.8%  -7.2%  -38.1%   -10.7%    -2.4%     -2.3%
Excess Return vs DJ Islamic Mkt World Large Cap Index (TR)   -1.4%     -1.4%     -4.3%  -1.4%   -7.3%    -2.8%     0.7%       N/A
Excess Return vs DJ Islamic Market Index (TR)                -1.7%     -2.0%     -2.5%  -2.0%   -5.9%    -1.8%     0.9%      7.5%
---------------------------------------------------------------------------------------------------------------------------------

Performance Analysis January 1999 - March 2009
--------------------------------------------------------------------------------
                                                Index        Bench1       Bench2
--------------------------------------------------------------------------------
Growth over period                              81.0%         13.1%       -17.0%
Compounded annual growth                         6.0%          2.1%        -1.8%
Volatility                                      18.2%         17.1%        18.2%
Sharpe ratio (3.42%)                           0.14 -        0.08 -         0.29
Maximum drawdown                               -51.7%        -47.7%       -56.9%
Start of max drawdown period                 Nov-2007      Nov-2007     Apr-2000
End of max drawdown period                   Mar-2009      Mar-2009     Mar-2009
Average monthly growth                           0.6%          0.2%         0.0%
Best monthly return                             14.1%          7.4%        12.0%
Worst monthly return                           -19.8%        -16.0%       -18.2%
% of months with gains                          58.5%         67.6%        55.3%
12 Month Correlation versus:
DJ Islamic Mkt World Large Cap Index (TR)        0.96          1.00         0.99
DJ Islamic Market Index (TR)                     0.97          0.99         1.00
--------------------------------------------------------------------------------

Index Facts
----------------------------------------------------------------------------------
Bloomberg ticker                                                          DBGLIGEP
Reuters code                                                             .DBEIIGEP
Benchmark 1                              DJ Islamic Mkt World Large Cap Index (TR)
Bloomberg ticker of Benchmark 1                                       DJILRG Index
Benchmark 2                                           DJ Islamic Market Index (TR)
Bloomberg ticker of Benchmark 2                                         DJIM Index
Index sponsor                                                        Deutsche Bank
Number of stocks                                                                70
Stocks weighting                                                             Equal
Rebalancing frequency                                                    Quarterly
Index Currency                                                                 USD
----------------------------------------------------------------------------------

The Deutsche Bank Islamic Global EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  39

Appendix A - Bloomberg Codes

Index                     Bloomberg:  Reuters:   Benchmark 1
--------------------------------------------------------------------------------
CROCI US+                 CROCI       .CROCI     S&P 500 (TR)
CROCI US Plus II          DBUSCPII               S&P 500 (TR)
CROCI Euro+               CRCEU       .CRCEU     EuroSTOXX 50 (TR)
CROCI Euro II             DBEECRII               EuroSTOXX 50 (TR)
CROCI Japan+              CRCJP       .CRCJP     TOPIX 100 (TR)
CROCI Japan II            DBAPCRII               TOPIX 100 (TR)
US Growth                 DBUSUSG     .DBEIUSG   S&P 500/Citigroup Growth (TR)
US Value                  DBUSUSV     .DBEIUSV   S&P 500/Citigroup Value (TR)
Euro Growth               DBEEEUGR    .DBEIEUGR  DJES LC Growth Euro (TR)
Euro Value                DBEEEUVA    .DBEIEUVA  DJES LC Value Euro (TR)
UK Growth                 DBEEUKGT    .DBUKGT    FTSE 100 (TR)
UK Value                  DBEEUKVT    .DBUKVT    FTSE 100 (TR)
Japan Growth              DBAPJGT     .DBJGT     TOPIX 100 (TR)
Japan Value               DBAPJVT     .DBJVT     TOPIX 100 (TR)
S&P X-Alpha TR            SPXADT      .SPXADT    MSCI World (TR)
S&P X-Alpha ER            SPXADE      .SPXADE    MSCI World (TR)
X-Alpha TR                DBGLXAT                MSCI World (TR)
X-Alpha ER                DBGLXAE                MSCI World (TR)
ImpAct Dollar Equity
  Volatility Index        DBVEUSDB    .DBVEUSDB  S&P 500 (TR)
Liquid Alpha USD 5 TR     DBLAUT5J    .DBLAUT5J  MSCI World (TR)
Liquid Alpha USD 5 ER     DBLAUE5J    .DBLAUE5J  MSCI World (TR)
US ValueGrowth Select     DBUSUSVG    .DBUSVG    S&P 500 (TR)
ValueGrowth Select        DBEEVGS     .DBVGS     S&P 500 (TR)
Global Yield US TR        DBUSGYTR    .DBGYUSTR  S&P 500 (TR)
Global Yield Euro TR      DBEEGYTR    .DBGYEUTR  EuroSTOXX 50 (TR)
Global Yield AP TR        DBAPGYTR    .DBGYAPTR  MSCI Asia Pacific (TR)
E-REV Europe TR           DBEEERET    .DBEEERET  EuroSTOXX 50 (TR)
E-REV Japan TR            DBAPERJT    .DBERJT    TOPIX 100 (TR)
SectorLeader TR           DBEESLE     .DSLE      DJ STOXX 600 (TR)
ChinaOpportunity TR USD   DBAPCOU     .DBCOUS    HANG SENG China Ent (TR) (USD)
Islamic US EquityBuilder  DBUSIU      .DBEIIUEP  DJ Islamic Mkt US LCAP (TR)
Islamic Europe
  EquityBuilder           DBEEIE      .DBEIIEEP  DJ Islamic Mkt EUR LCAP (TR)
Islamic Asia
  Pacific EquityBuilder   DBAPIAEP    .DBEIIAEP  DJ Islamic Mkt ASIA/PAC (TR)
Islamic Global
  EquityBuilder           DBGLIGEP    .DBEIIGEP  DJ Islamic Mkt World LCAP (TR)
---------------------------------------------------------------------------------

Index                    Bloomberg:   Benchmark 2                        Bloomberg:
--------------------------------------------------------------------------------------
CROCI US+                SPTR         S&P 500/Citigroup Value (TR)       SPTRSVX
CROCI US Plus II         SPTR         S&P 500/Citigroup Value (TR)       SPTRSVX
CROCI Euro+              SX5T         MSCI EMU (TR)                      NDDUEMU (EUR)
CROCI Euro II            SX5T         MSCI EMU (TR)                      NDDUEMU (EUR)
CROCI Japan+             TPXD100      MSCI Japan (TR)                    NDDUJN (JPY)
CROCI Japan II           TPXD100      MSCI Japan (TR)                    NDDUJN (JPY)
US Growth                SPTRSGX      S&P 500 (TR)                       SPTR
US Value                 SPTRSVX      S&P 500 (TR)                       SPTR
Euro Growth              SLGT         DJES Large Euro (TR)               LCXT
Euro Value               SLVE         DJES Large Euro (TR)               LCXT
UK Growth                TUKXG        MSCI UK Growth (TR)                NLDGUK
UK Value                 TUKXG        MSCI UK Value (TR)                 NDLVUK
Japan Growth             TPXD100      MSCI Japan Growth (TR)             NAGLJN
Japan Value              TPXD100      MSCI Japan Value (TR)              NAVLJN
S&P X-Alpha TR           NDDUWI       HFRX US Equity Market Neutral (TR) HFRXEMN
S&P X-Alpha ER           NDDUWI       HFRX US Equity Market Neutral (TR) HFRXEMN
X-Alpha TR               NDDUWI       HFRX US Equity Market Neutral (TR) HFRXEMN
X-Alpha ER               NDDUWI       HFRX US Equity Market Neutral (TR) HFRXEMN
ImpAct Dollar Equity
  Volatility Index       SPTR         iBoxx USD Treasury (TR)            ITRROV
Liquid Alpha USD 5 TR    NDDUWI       iBoxx USD Treasury (TR)            ITRROV
Liquid Alpha USD 5 ER    NDDUWI       iBoxx USD Treasury (TR)            ITRROV
US ValueGrowth Select    SPTR
ValueGrowth Select       SPTR
Global Yield US TR       SPTR         DJ High Yield Select 10 (TR)       MUTR
Global Yield Euro TR     SX5T
Global Yield AP TR       NDUEACAP
E-REV Europe TR          SX5T
E-REV Japan TR           TPXD100
SectorLeader TR          SXXR
ChinaOpportunity TR USD  HSI 21 (USD)
Islamic US EquityBuilder IMUSL        DJ Islamic Market US (TR)          IMUS
Islamic Europe
  EquityBuilder          DJIEUL       DJ Islamic Europe (TR)             IMEU
Islamic Asia
  Pacific EquityBuilder  DJIAP        DJ Islamic Market APAC LCAP (TR)   DJIAPL
Islamic Global
  EquityBuilder          DJILRG       DJ Islamic Market (TR)             DJIM
--------------------------------------------------------------------------------------

Source: Bloomberg or Deutsche Bank AG/London                                  40

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--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  41